    As filed with the Securities and Exchange Commission on February 4, 2002
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             J.L. HALSEY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                      9999
              (Primary Standard Industrial Classification Code No.)

               DELAWARE                                         01-0579490
   (State or Other Jurisdiction of                           (I.R.S. Employer
    Incorporation or Organization)                         Identification No.)

                       2325-B Renaissance Drive, Suite 10
                             Las Vegas, Nevada 89119
                                 (702) 966-4246
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                                  David R. Burt
                             J.L. Halsey Corporation
                       2325-B Renaissance Drive, Suite 10
                             Las Vegas, Nevada 89119
                                 (702) 966-4246
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                               MICHAEL D. WORTLEY
                             VINSON & ELKINS L.L.P.
                            3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 220-7700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement which relates to the merger of NAHC, Inc. with and into J.L. Halsey Corporation pursuant to the certificate of ownership and merger described in the enclosed proxy statement/prospectus.

                            ------------------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                             PROPOSED MAXIMUM
                                                         PROPOSED MAXIMUM       AGGREGATE
  TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE         OFFERING       OFFERING PRICE (3)        AMOUNT OF
          TO BE REGISTERED               REGISTERED     PRICE PER SHARE(2)                      REGISTRATION FEES(4)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.......    63,364,280(1)         $0.007           $443,549.96             $40.81
======================================================================================================================

(1) Based on the maximum number of shares of J.L. Halsey Corporation common stock to be issued in the merger, assuming no exercise of currently outstanding options to purchase, or conversion of other currently outstanding derivative securities convertible into, NAHC, Inc. common stock prior to the effective time of the merger.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f), based on the average of the high and low prices of NAHC, Inc. common stock on January 28, 2002 on the OTC Bulletin Board.
(3) Registration fee was determined pursuant to Rule 457(f)(1) under the Securities Act of 1933 by reference to the market value as of January 28, 2002 (as determined pursuant to Rule 457(c) of the Securities Act of 1933) of the common stock of NAHC, Inc., which is proposed to be cancelled in the merger in exchange for the securities registered on this Form.
(4) The registration fee of $40.81 was calculated pursuant to Rule 457(f) under the Securities Act by multiplying .000092 times the proposed maximum aggregate offering price. Pursuant to Rule 457(b) under the Securities Act, the registration fee was reduced in an amount equal to the $44.35 paid with respect to the NAHC, Inc. proxy statement/prospectus for the proposed merger pursuant to Section 14(g) of the Securities Exchange Act of 1934 (Commission File No. 001-10875). Accordingly, the registration fee paid in connection herewith is $0.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   NAHC, INC.
                             1018 W. NINTH AVENUE
                           KING OF PRUSSIA, PA 19406
                                (610) 992-7450

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 19, 2002

         We will hold the 2001 annual meeting of stockholders of NAHC, Inc., a Delaware corporation, at the office of Vinson & Elkins L.L.P., 2001 Ross Avenue, 38th Floor, Dallas, Texas 75201 on Tuesday, March 19, 2002 at 10:00 a.m. local time, for the following purposes:

         1. To elect five directors, each to serve a term of one year and until his successor is duly elected and qualified or his earlier resignation or removal.

         2. To approve and adopt a certificate of ownership and merger whereby we will merge with and into J.L. Halsey Corporation, which we refer to as merger sub, a recently-formed Delaware corporation and our wholly owned subsidiary, with merger sub being the surviving corporation. The merger will result in the implementation of restrictions on your ability to transfer your shares of common stock. The transfer restrictions are intended to reduce the risk that an unfavorable ownership change will occur so that we can preserve our ability to utilize our tax net operating losses, which are commonly referred to as NOLs. In the merger, each outstanding share of our common stock will be converted into one (1) share of common stock of merger sub.

         3. To consider and vote on any motion submitted to a vote of the stockholders to postpone or adjourn the annual meeting to another time and place, as determined by the chairman of the meeting, for the purpose of soliciting additional proxies to approve and adopt the certificate of ownership and merger.

         4. To transact other business as may properly be presented at the annual meeting or any adjournments or postponements of the annual meeting.

         This notice is accompanied by a form of proxy, a proxy statement/prospectus, our Annual Report on Form 10-K for the year ended June 30, 2001, as amended, and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001. The items of business are more fully described in the proxy statement/prospectus. The Board of Directors has fixed the close of business on Monday, January 28, 2002 as the record date to determine the stockholders entitled to receive notice of and to vote at the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at our offices, 1018
W. Ninth Avenue, King of Prussia, Pennsylvania 19406.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IF YOU ARE A HOLDER OF NAHC, INC.'S COMMON STOCK, PLEASE COMPLETE, DATE, SIGN AND MAIL THE PROXY CARD IN THE ACCOMPANYING RETURN ADDRESS ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO US A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT BROKER, BANK OR OTHER NOMINEE.

         PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                                    By Order of the Board of Directors,

                                             /s/ David R. Burt
                                    -----------------------------------------
                                    David R. Burt
                                    PRESIDENT, CHIEF EXECUTIVE
                                    OFFICER AND SECRETARY

                                   NAHC, INC.
                             J.L. HALSEY CORPORATION

                           PROXY STATEMENT/PROSPECTUS

         We are furnishing this proxy statement/prospectus in connection with NAHC, Inc.'s annual meeting of stockholders.

         At the annual meeting, you will be asked to consider and vote on proposals to:

         o  Re-elect all five of our existing directors.

         o Approve and adopt a certificate of ownership and merger whereby we will merge with and into J.L. Halsey Corporation, which we refer to as merger sub, a recently-formed Delaware corporation and our wholly owned subsidiary, with merger sub being the surviving corporation. The merger will result in the implementation of restrictions on your ability to transfer your shares of common stock. The transfer restrictions are intended to reduce the risk that an unfavorable ownership change will occur so that we can preserve our ability to utilize our tax net operating losses, which are commonly referred to as NOLs. In the merger, each outstanding share of our common stock will be converted into one (1) share of common stock of merger sub.

         o Approve any motion submitted to a vote of the stockholders to postpone or adjourn the annual meeting to another time and place, as determined by the chairman of the meeting, for the purpose of soliciting additional proxies to approve and adopt the certificate of ownership and merger.

         o Transact other business as may properly be presented at the annual meeting or any adjournments or postponements of the annual meeting.

         Our common stock is currently traded on the NASD's OTC Bulletin Board under the symbol "NAHC." After the merger, we expect that merger sub's common stock will trade on the NASD's OTC Bulletin Board under the symbol "JLHY." On January 28, 2002, the closing price of our common stock was $0.007 per share.

         WE ENCOURAGE YOU TO CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROXY STATEMENT/PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         The date of this proxy statement/prospectus is February __, 2002

         It is first being mailed to shareholders on or about February __, 2002.

                        SOURCES OF ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates important business and financial information about us that is not included in this document. Some of this information is being provided to you with this proxy statement/prospectus. We will provide you with additional copies of this information that has been incorporated by reference, without charge, upon written or oral request to:

                                   NAHC, INC.
                             1018 W. Ninth Avenue
                           King of Prussia, PA 19406
                                 (601) 992-7450

For additional information concerning how you can obtain additional information about us, see "Where You Can Find More Information" beginning on page 7.

If you would like to request documents, please do so by March 5, 2002 in order to obtain them before the annual meeting.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS TO BE VOTED UPON........................................................1
SUMMARY...........................................................................................................2
     THE COMPANIES................................................................................................2
     ELECTION OF DIRECTORS........................................................................................2
     THE MERGER...................................................................................................3
         THE MERGER...............................................................................................3
         THE TRANSFER RESTRICTIONS................................................................................3
         BOARD OF DIRECTORS AND MANAGEMENT OF MERGER SUB..........................................................3
         MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................................................3
         LISTING OF MERGER SUB COMMON STOCK.......................................................................3
         RECOMMENDATION OF OUR BOARD OF DIRECTORS.................................................................3
         REQUIRED STOCKHOLDER APPROVAL............................................................................4
RISK FACTORS......................................................................................................5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.........................................................6
WHERE YOU CAN FIND MORE INFORMATION...............................................................................7
THE ANNUAL MEETING................................................................................................9
MATTERS TO BE CONSIDERED..........................................................................................9
SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE..............................................................9
VOTES REQUIRED....................................................................................................9
VOTING, SOLICITATION AND REVOCATION OF PROXIES...................................................................10
SECURITY OWNERSHP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................................................11
DIRECTORS AND EXECUTIVE OFFICERS.................................................................................12
MEETINGS AND COMMITTEES OF DIRECTORS.............................................................................13
MANAGEMENT COMPENSATION..........................................................................................13
     Compensation of Directors...................................................................................13
     Compensation of Executive Officers..........................................................................14
Summary Compensation Table.......................................................................................14
Aggregated Option Exercises in Fiscal Year 2001..................................................................15
     Employment Agreements.......................................................................................15
Compensation Committee Interlocks and Insider Participation......................................................16
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................................................16
     Compensation Principles and Philosophy......................................................................16
     Compensation of Chief Executive Officer.....................................................................17
PERFORMANCE GRAPH................................................................................................17
AUDIT COMMITTEE REPORT...........................................................................................18
INDEPENDENT AUDITORS.............................................................................................18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................19
ELECTION OF DIRECTORS............................................................................................20
     Approval Required and Recommendation of the Board of Directors..............................................20
THE MERGER.......................................................................................................21
     General.....................................................................................................21
     Recommendation of the Board of Directors....................................................................22
     Preservation of Tax Benefits................................................................................22
     Limitations on Use of NOLs..................................................................................22
     Summary of Transfer Restrictions............................................................................24
         GENERAL.................................................................................................24
         PROHIBITED TRANSFERS....................................................................................25
         EXEMPTIVE POWER OF MERGER SUB'S BOARD...................................................................25
         CONSEQUENCES OF PURPORTED PROHIBITED TRANSFER...........................................................25
         OTHER POWERS OF MERGER SUB'S BOARD......................................................................26
         ANTI-TAKEOVER EFFECT OF TRANSFER RESTRICTIONS...........................................................26
     Conditions to the Merger and Abandonment....................................................................27
     Description of the Capital Stock of Merger Sub..............................................................27
         MERGER SUB COMMON STOCK.................................................................................27

                                      (i)


         MERGER SUB PREFERRED STOCK..............................................................................28
     Certain Provisions of Delaware Corporate Law and Charter Documents..........................................28
     Comparison of Certificate of Incorporation and Bylaws.......................................................29
     Appraisal Rights............................................................................................30
     Board of Directors and Management of Merger Sub.............................................................30
         BOARD OF DIRECTORS......................................................................................30
         MANAGEMENT..............................................................................................30
     Pro Forma and Comparative Financial Information.............................................................30
     Conversion of Securities in the Merger......................................................................31
     Listing of the Common Stock.................................................................................31
     Exchange of Certificates....................................................................................31
     Material Federal Income Tax Consequences....................................................................32
         HOLDERS OF COMMON STOCK.................................................................................32
     NAHC AND MERGER SUB.........................................................................................32
     Legal Matters...............................................................................................32
     Approval Required and Recommendation of the Board of Directors..............................................32
STOCKHOLDER PROPOSALS............................................................................................33



                                      (ii)

           QUESTIONS AND ANSWERS ABOUT THE PROPOSALS TO BE VOTED UPON

Q:  What is the time and place of the annual meeting?

A: Our 2001 annual meeting of stockholders will be held at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, 38th Floor, Dallas, Texas 75201, on Tuesday, March 19, 2002.

Q:  What is the record date?

A:  The close of business on January 28, 2002.

Q:  When will the merger take effect?

A: We expect that the merger will become effective shortly after our stockholders approve and adopt the certificate of ownership and merger at our annual meeting.

Q:  As stockholder of NAHC what should I do now?

A: You should date, sign and mail your proxy card in the enclosed postage paid envelope, as soon as possible, so that your shares will be represented at the annual meeting. Our board of directors unanimously recommends that you vote FOR the director nominees and FOR the approval and adoption of the certificate of ownership and merger. After the merger is completed, you will receive a letter of transmittal and written instructions for exchanging their stock certificates.

Q:  Can I change my vote after I have mailed in a signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting in one of the following ways. First, you can revoke your proxy by written notice. Second, you can submit a new, later dated proxy card. Third, you can attend the annual meeting and vote in person.

Q:  Will I have appraisal rights?

A:  No.

Q:  Should I send in my NAHC stock certificates now?

A: No. After the merger is completed, you will be sent a letter of transmittal and written instructions for sending in your stock certificates and receiving the merger sub common stock.

Q:  Whom should I call with questions?

A: If you have questions about the annual meeting or how to vote your shares, please call Lisa Descenza, (978) 689-0333, or Georgeson Shareholder Communications at (877) 620-5286.

                                     SUMMARY

         This brief summary highlights selected information from this proxy statement/prospectus. Even though we have highlighted what we consider to be the information most important to you, we urge you to read carefully the entire proxy statement/prospectus and the other documents we refer to in order to understand fully the proposals presented.

                                  THE COMPANIES

                                   NAHC, Inc.
                             1018 W. Ninth Avenue
                           King of Prussia, PA 19406
                                 (601) 992-7450

                             J.L. Halsey Corporation
                       2325-B Renaissance Drive, Suite 10
                               Las Vegas, NV 89119
                                 (702) 966-4246

         Formed in 1985, NAHC, Inc. was formerly a national leader in physical rehabilitation services and employee services. In order to satisfy our high indebtedness, we sold each of our operating segments in a series of divestiture transactions commencing June 1, 1999 and ending on November 19, 1999. As a result of the completion of these transactions, we exited all of our previous operating segments. Our remaining activities consist of managing litigation against us, attempting to realize our remaining assets, general administrative matters and the preparation for potential liquidation or acquisition of a business.

         Pursuant to a plan of restructuring adopted by our stockholders at a special meeting of stockholders held on September 21, 1999, as amended by the board of directors on September 27, 2000, May 9, 2001 and January 14, 2002, the board of directors has the authority to commence our liquidation if suitable acquisition opportunities are not identified by a certain date, currently December 31, 2002. The plan of restructuring also affords the board the discretion to adjust the liquidation date to a date earlier or later than December 31, 2002, if it determines such action to be appropriate.

         The board of directors now believes that it is appropriate for us to take steps to protect our NOLs, one of our most valuable assets, by implementing transfer restrictions on our common stock. Under current tax rules, the potential value of our NOLs could be reduced to near zero if we experience an ownership change. The transfer restrictions will help to protect against an inadvertent ownership change. We do not know yet whether we will have any assets to use in purchasing a business, and there is a substantial risk that we will file for bankruptcy. Even if we file for bankruptcy, our NOLs will remain as a potential valuable asset as long as we have not experienced an ownership change.

         J.L. Halsey Corporation, which we refer to as merger sub, is our wholly owned subsidiary that currently has no business and was formed solely for the purpose of implementing restrictions on the transfer of shares of our common stock to reduce the risk of an ownership change.

         We do not intend to seek your approval for our acquisition of any business, should the opportunity arise, unless stockholder approval is required by Delaware or other applicable law or our board of directors determines it is advisable to seek such approval. In the meantime, we will continue to manage the litigation against us and conserve our cash and other assets. If we do not have sufficient assets to acquire an established operating business, should the opportunity arise, we will be required to liquidate under the plan of restructuring or file for bankruptcy.

                              ELECTION OF DIRECTORS

         You will be asked to elect five directors to a term of one year and until their respective successors are elected and qualified. The board of directors has nominated John H. Foster, David R. Burt, Charles E. Finelli, Timothy E. Foster and Stephen E. O'Neil, each of whom is currently serving on the Board. The affirmative vote of a plurality of shares of the common stock represented at the annual meeting in person or by proxy is required to elect each nominee for director.

                                   THE MERGER

         THE MERGER. (PAGE 21) We propose to merge with merger sub primarily for the purpose of implementing restrictions on the transfer of shares of our common stock. We believe that these transfer restrictions will help us to preserve the tax benefits which we may be able to realize from our substantial NOLs. NOLs may normally be used to offset future taxable income, but under current tax laws an ownership change could severely limit the terms upon which we can do so. We currently cannot prevent the occurrence of such an ownership change. We believe that the transfer restrictions will help prevent an unfavorable ownership change.

         In the merger, each share of our common stock will be converted into one share of merger sub common stock. After the merger, our transfer agent will send you a letter of transmittal for use in exchanging your stock certificates. Our transfer agent will deliver your merger sub shares after receipt from you of your certificates for our common stock together with a properly completed letter of transmittal. Following the merger, you will own the same interest in merger sub that you did in us immediately prior to the merger. Merger sub will have substantially the same assets, liabilities and operations as we have immediately prior to the merger.

         THE TRANSFER RESTRICTIONS. (PAGE 24) In general, the transfer restrictions will prohibit, without prior approval of merger sub's board of directors, the direct or indirect sale, transfer, disposition, purchase or acquisition of any of merger sub's common stock by or to any holder:

         o who beneficially owns directly or through attribution 5% or more of its common stock; or

         o who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any of merger sub's common stock, would beneficially own directly or through attribution 5% or more of merger sub's common stock.

         We decided to put the stock transfer restrictions in place for 20 years because current tax laws provide that our NOLs can be limited or lost if we experience an ownership change and we anticipate that our NOLs could benefit us for up to 20 years. The transfer restrictions are scheduled to expire on January 1, 2022, unless merger sub's board of directors extends or accelerates their expiration. This will help to assure that no ownership change occurs, and merger sub has the opportunity to utilize the NOLs, for at least 20 years from the date of the merger. As of the record date, John H. Foster, the chairman of our board of directors, and LDN Stuyvie Partnership were the only stockholders we are aware of with beneficial ownership of 5% or more of our common stock. A partnership controlled by one of our executive officers holds a note that may be converted into more than 5% of our common stock if certain conditions are met.

         BOARD OF DIRECTORS AND MANAGEMENT OF MERGER SUB. (PAGE 30) The directors and executive officers of merger sub consist of the same persons who currently serve as our directors and executive officers. Merger sub will have a classified board of directors, with members of the board serving staggered three-year terms. There will be no increase in the aggregate compensation and benefits of the officers and directors as a result of the merger.

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES. (PAGE 32) Our counsel has opined that, generally, stockholders will recognize neither gain nor loss for federal income tax purposes as a result of the merger. However, we urge you to consult your own tax advisor to determine the specific tax consequences of the merger to you.

         LISTING OF MERGER SUB COMMON STOCK. (PAGE 31) Our common stock is currently traded on the NASD's OTC Bulletin Board under the symbol "NAHC." After the merger, our common stock will cease to trade and we expect that the common stock of merger sub will trade on the NASD's OTC Bulletin Board under the Symbol "JLHY." On the record date, the closing price of our common stock was $0.007 per share.

         RECOMMENDATION OF OUR BOARD OF DIRECTORS. (PAGE 32) Our board of directors has unanimously approved the certificate of ownership and merger and unanimously recommends that stockholders approve such certificate.

         REQUIRED STOCKHOLDER APPROVAL. (PAGE 32) Approval of the merger requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The proposal to approve the certificate of ownership and merger is considered to be a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if their clients have not furnished voting instructions. Broker "non-votes" will be the same as a vote against the proposal.

                                  RISK FACTORS

         The following risk factors describe risks associated with the merger. You should carefully consider the following risk factors, as well as the other information contained in this proxy statement/ prospectus. If you are interested in learning about other risks that generally relate to an investment in our common stock, please review our most recent Annual Report on Form 10-K for a discussion of those risks.

         SEC RULES RELATING TO LOW-PRICED OR PENNY STOCK MAY MAKE IT MORE DIFFICULT FOR YOU TO BUY OR SELL SHARES AND FOR US TO ENTER INTO FUTURE EQUITY FINANCINGS OR TO EFFECT AN ACQUISITION OR MERGER WITH OTHER BUSINESSES.

         Our common stock was traded on the New York Stock Exchange until it was delisted on November 22, 1999. Now our common stock trades on the NASD's OTC Bulletin Board and may be adversely affected by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our common stock and also may affect the ability of holders of our common stock to resell their shares of common stock. In addition, the continued delisting of the common stock may make our stock less attractive to third parties, which could adversely affect our ability to enter into future equity financing transactions or to effect an acquisition or merger with other businesses.

         THE TRANSFER RESTRICTIONS IMPLEMENTED IN THE MERGER MAY DELAY OR PREVENT TAKEOVER BIDS BY THIRD PARTIES AND MAY DELAY OR FRUSTRATE ANY ATTEMPT BY STOCKHOLDERS TO REPLACE OR REMOVE THE CURRENT MANAGEMENT.

         The shares of merger sub common stock issued in the merger will be subject to the transfer restrictions described in this proxy statement/prospectus. These transfer restrictions currently do not apply to our common stock. The transfer restrictions will require any person attempting to acquire a significant interest in merger sub to negotiate with merger sub's board of directors. The transfer restrictions also may make it more difficult to effect a merger or similar transaction perceived by stockholders to be favorable to merger sub by requiring any person seeking to enter into such a transaction with merger sub to negotiate with our board of directors. Finally, the transfer restrictions may make it more difficult for stockholders to replace current management because no single stockholder may cast votes for more than 5% of merger sub's outstanding shares of common stock, unless the transfer restrictions have been waived by the board or do not apply to the acquisition of common stock. In the merger, LDN Stuyvie Partnership will have its current stock position in NAHC, Inc. converted into approximately 17.4% of the outstanding merger sub common stock. In addition, after the merger Mr. John Foster will be able to acquire over 5% of the outstanding common stock of merger sub pursuant to options held by him, and the holder of the convertible promissory note originally issued in September 2000 may be able to acquire over 5% of the outstanding common stock of merger sub pursuant to the terms of the note. These acquisitions will be expressly permitted under the certificate of incorporation of merger sub, as amended.

         IF THE TRANSFER RESTRICTIONS ARE NOT EFFECTIVE IN PREVENTING AN OWNERSHIP CHANGE FROM OCCURRING, OUR ABILITY TO USE THE TAX NET OPERATING LOSS CARRYFORWARDS WILL BE SEVERELY LIMITED.

         Although the transfer restrictions are expressly permitted under Delaware law, we are not aware of any published court decisions enforcing similar transfer restrictions. Thus, a transfer could occur that would violate the transfer restrictions and merger sub might not be able to enforce the transfer restrictions. Even if a court did enforce our transfer restrictions in the case of such a transfer, the Internal Revenue Service might not agree that the transfer restrictions provide a sufficient remedy with respect to any ownership change resulting from the prohibited transfer. In either of these cases, despite the implementation of the transfer restrictions, an ownership change could occur that would severely limit merger sub's ability to use the tax benefits associated with our NOL carryforwards.

         WE MAY NOT BE ABLE TO REALIZE THE BENEFITS OF OUR NOL CARRYFORWARDS.

         Based on a current federal corporate income tax rate of 35%, our NOLs could provide a substantial benefit to us, if fully utilized, in future tax savings. However, our ability to use these tax benefits in future years is subject to substantial risk. We may not be able to:

         o  Stay out of bankruptcy.

         o  Obtain sufficient capital to consummate an acquisition.

         o  Identify an established business to acquire.

         o Reach an agreement to acquire any such business that we do identify on terms which are favorable to us.

Each of these factors may substantially limit our ability to use the tax benefits associated with our substantial NOLs. If, for any of these reasons, we do not have sufficient taxable income in future years to use the tax benefits before they expire, we will lose the benefit of those NOL carryforwards permanently.

         In addition, other provisions of the Internal Revenue Code may limit our ability to carry forward or otherwise utilize our NOLs to offset taxable income in future years. Moreover, the amount of NOL carryforwards that we have claimed has not been audited or otherwise validated by the U.S. Internal Revenue Service. The IRS could challenge our calculation of the amount of our NOLs. If the IRS were successful with respect to any such challenge, the potential tax benefit of the NOL carryforwards to us could be substantially reduced.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus contains certain forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the SEC and may include statements for the period following the completion of the merger. You can find many of these statements by looking for such words as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may" or similar expressions in this proxy statement/prospectus or as otherwise incorporated herein.

         These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements, include, among others, the following possibilities as well as those listed in our annual report on Form 10-K for the fiscal year ending June 30, 2001:

         o  There is substantial risk we will be forced to file for bankruptcy.

         o We may not be able to obtain sufficient capital to consummate an acquisition.

         o We may be unable to identify suitable acquisition candidates or may be unable to acquire a suitable candidate on favorable terms.

         o Changes in tax laws or the occurrence of an ownership change could limit the tax benefits associated with our current tax NOL carryforwards.

         o  We may not have access to additional capital.

         o  Our common stock lacks liquidity.

         o  The IRS may challenge the amount of our NOLs.

Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. Other than statements regarding merger sub, you should not rely on these statements, which speak only as of the date of this proxy statement/prospectus, or in the case of documents incorporated by reference, the date of the document.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are delivering with this proxy statement/prospectus copies of our annual report on Form 10-K for the year ended June 30, 2001, as amended, and our quarterly report on Form 10-Q for the quarter ended December 31, 2001.

         You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

         The following documents, which have been filed with the SEC (file number1-10875), are incorporated by reference into this proxy statement/prospectus:

         -- annual report on Form 10-K for the fiscal year ended June 30, 2001 (filing date September 28, 2001);

         -- quarterly report on Form 10-Q for the quarterly period ended September 30, 2001 (filing date November 14, 2001); and

         -- amended annual report on Form 10-K/A for the fiscal year ended June 30, 2001 (filing date January 8, 2002).

         -- quarterly report on Form 10-Q for the quarterly period ended December 31, 2001 (filing date January 29, 2002).

         We also incorporate by reference into this proxy statement/prospectus all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended June 30, 2001. Additional copies of the documents incorporated by reference into this proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement/prospectus are not themselves specifically incorporated by reference in this proxy statement/prospectus, then the exhibits will not be provided. Any request for documents should be made by March 5, 2002, to ensure timely delivery of the documents. Requests for documents should be directed to: NAHC, Inc., 1018 W. Ninth Avenue, King of Prussia, PA 19406, Attention: Secretary, telephone: (601) 992-7450.

         We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the SEC at:

                                 Judiciary Plaza
                                    Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov.

         Merger sub has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to merger sub's common stock to be issued in the merger. This proxy statement/prospectus constitutes the prospectus of merger sub filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

         If you have any questions about the merger, please call Lisa Descenza at (978) 689-0333, or Georgeson Shareholder Communications at (877) 620-5286.

         This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/ prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus.

                               THE ANNUAL MEETING

         We are furnishing this proxy statement/prospectus to holders of shares of common stock in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, 38th Floor, Dallas, Texas 75201, on Tuesday, March 19, at 10:00 a.m. local time, and at any adjournments or postponements thereof.

                            MATTERS TO BE CONSIDERED

         At the annual meeting, you will be asked to consider and vote upon proposals to:

         o Elect five directors to serve a term of one year and until their respective successors are duly elected and qualified or their earlier resignation or removal.

         o Approve and adopt a certificate of ownership and merger pursuant to which we will merge with and into merger sub, a recently-formed Delaware corporation and our wholly owned subsidiary, with merger sub being the surviving corporation. The transfer restrictions are intended to reduce the risk that an unfavorable ownership change will occur so that we can preserve our NOLs. In the merger, each outstanding share of our common stock will be converted into one (1) share of common stock of merger sub.

         o Approve any motion submitted to a vote of the stockholders to postpone or adjourn the annual meeting to another time and place, as determined by the chairman of the meeting, for the purpose of soliciting additional proxies to approve and adopt the certificate of ownership and merger.

         o Transact other business as may properly be presented at the annual meeting or any adjournments or postponements of the annual meeting.

              SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

         Only the holders of record of the outstanding shares of the common stock at the close of business on January 28, 2002, the record date, will be entitled to notice of and to vote at the annual meeting. On the record date there were 63,364,280 shares of the common stock issued and outstanding. Holders of record of the common stock at the close of business on the record date will be entitled to one vote per share.

                                 VOTES REQUIRED

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes, as defined below, are counted as present or represented at the meeting for purposes of determining whether a quorum exists. The votes required to approve each of the proposals are as follows:

         o The nominees for election as directors at the meeting will be elected by a plurality of the shares of the common stock present or represented by proxy and entitled to vote at the annual meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

         o The proposal to approve the certificate of ownership and merger requires the affirmative vote of a majority of the outstanding shares of the common stock for approval. Abstentions will have the same effect as a vote against the proposal.

         o A proposal to postpone or adjourn the meeting to another time or place, as determined by the chairman of the meeting, for the purpose of soliciting additional proxies for the proposal to approve and adopt the certificate of ownership and merger requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against granting this authority. In the event a quorum is not present or represented by proxy at the annual meeting, the chairman of the meeting has authority to postpone or adjourn the annual meeting to another time and place.

         We do not expect any matter other than the election of directors and the approval of the certificate of ownership and merger will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

         If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

         o As to the election of directors, which requires a plurality vote, broker non-votes will have no effect on the outcome of the vote.

         o As to the proposal to approve the certificate of ownership and merger, which requires the affirmative vote of a majority of our outstanding common stock, broker non-votes have the same effect as negative votes.

         o As to any motion to postpone or adjourn the annual meeting for the purpose of soliciting additional proxies, which requires the affirmative vote of a majority of our common stock present or represented by proxy at the meeting, broker non-votes have the same effect as negative votes.

         As of the record date, directors and executive officers and their affiliates as a group, consisting of five persons, beneficially owned 2,501,313 shares of common stock, exclusive of presently exercisable stock options and other derivative securities. This number of shares represents approximately 4% of the aggregate number of votes entitled to be cast at the annual meeting. Such persons have indicated that they intend to vote all such shares in favor of all the proposals. None of them will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of any of the proposals. However, stock options, and, in the case of Mr. David R. Burt, an indemnification agreement and a convertible promissory note owned by a family partnership, will be assumed by merger sub in the merger. In addition, employment agreements and consulting agreements with our executives and directors will be assumed by a wholly-owned subsidiary of merger sub and guaranteed by merger sub.

                 VOTING, SOLICITATION AND REVOCATION OF PROXIES

         Any holder of common stock who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by one of the following methods:

         o  Giving written notice of revocation.

         o  Properly submitting a duly-executed proxy bearing a later date.

         o  Attending the annual meeting and voting in person.

Stockholders who have executed a proxy but intend to vote in person are requested to notify us prior to the time of the annual meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to: David R. Burt, Secretary, NAHC, Inc., 1018 W. Ninth Avenue, King of Prussia, PA 19406. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

         Shares of common stock held by beneficial owners and represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on properly executed proxies that are received, such proxies will be voted as follows:

         o  For the election of the director nominees.

         o  For approval of the certificate of ownership and merger.

         o For any motion to postpone or adjourn the meeting to another time and place, as determined by the chairman of the meeting, in order to solicit additional proxies for the proposal to approve and adopt the certificate of ownership and merger.

         The board of directors knows of no other business to be brought before the annual meeting. However, all properly executed proxies received will be voted in the discretion of the proxy holders as to any other matter which may properly come before the annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broken non-votes will count in determining whether a quorum is present at the annual meeting.

         We will bear the costs of printing and mailing this proxy statement/prospectus as well as all other costs incurred on behalf of our board in connection with the solicitation of proxies from the holders of common stock. We have retained Georgeson Shareholder Communications to assist in the solicitation of the proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $7,500. In addition, directors, officers and employees of our company and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile or telegraph without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the common stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of such stock entitled to vote at the annual meeting. We will reimburse these persons for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the number of shares and percentage of our outstanding common stock deemed to be beneficially owned as of the record date, by (i) all persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers, and (iv) the directors and officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to all shares owned.

                                                                    AMOUNT AND NATURE OF            PERCENTAGE OF
                NAME OF BENEFICIAL OWNER (A)                        BENEFICIAL OWNERSHIP         OUTSTANDING SHARES
--------------------------------------------------------------     ------------------------     ----------------------
LDN Stuyvie Partnership...................................              11,046,955 (b)                    17.4%
John H. Foster............................................               4,701,213 (c)                     7.2%
David R. Burt.............................................               1,725,000 (d)                     2.7%
Timothy E. Foster.........................................               1,440,000 (e)                     2.2%
Stephen E. O'Neil.........................................                  66,100 (f)                     1.0%
Charles E. Finelli........................................                      --                        --
Directors and Officers as a group (5 persons).............               7,932,313 (g)                    11.8%

-----------------------

(a) Information as to the interests of the directors and officers has been furnished in part by them. The inclusion of information concerning shares held by or for their spouses or children or by corporations in which they have an interest does not constitute an admission by such persons of beneficial ownership thereof. Unless otherwise indicated, all persons have sole voting and dispositive power as to all shares they are shown as owning.

(b) Information as to holdings of LDN Stuyvie Partnership, a limited partnership of which Stuyvesant P. Comfort is the general partner, is based upon a report on Schedule 13D filed with the Securities and Exchange Commission. Such report indicated that 11,046,955 shares were owned with sole dispositive power and with sole voting power. The address of LDN Stuyvie Partnership is 11 Cadogan Street, London SW3 2PP, United Kingdom.

(c) Includes 2,200,000 shares of our common stock presently issuable upon the exercise of options.

(d) Consists entirely of shares issuable upon conversion of a $60,000 convertible note held by a partnership controlled by Mr. Burt, and interest accrued or to be accrued thereon through March 29, 2002, at the conversion price of $.04 per share. The conversion price fluctuates depending on certain factors.

(e) Consists entirely of shares of common stock presently issuable upon the exercise of options.

(f) Includes 66,000 shares of common stock presently issuable upon the exercise of options.

(g) Includes 5,431,000 shares of common stock issuable upon exercise or conversion of options or convertible securities exercisable or convertible within 60 days after the record date.

                        DIRECTORS AND EXECUTIVE OFFICERS

         After the meeting, assuming the stockholders elect the nominees of the board of directors as set forth in "Election of Directors," our board of directors and executive officers will be:

                      NAME                               AGE                            POSITION
John H. Foster.................................          59         Chairman of the Board of Directors
David R. Burt..................................          38         Chief Executive  Officer,  President,  Secretary,
                                                                    and Director
Charles E. Finelli.............................          38         Director
Timothy E. Foster..............................          50         Director
Stephen E. O'Neil..............................          69         Director

         No family relationships exist among any of the directors or executive officers. Executive officers serve at the discretion of the board of directors.

         Currently, all of our directors are elected at each annual meeting and serve for a period of one year and until their respective successors are duly elected and qualified, or until their earlier death, resignation or retirement. Upon completion of the merger, we will have a classified board, with directors elected to serve three-year staggered terms and until their successors are elected and qualified, or until their earlier death, resignation or removal from office. One class of directors will stand for election each year as its term expires, beginning with the first annual meeting following the merger. Messrs. John Foster and Timothy Foster will be included in the first class with a term expiring at the annual meeting following the 2002 fiscal year, Messrs. Stephen O'Neil and Charles Finelli will be included in the second class with a term expiring at the annual meeting following the 2003 fiscal year, and Mr. Burt will be included in the third class with a term expiring at the annual meeting following the 2004 fiscal year.

         Set forth below is biographical information about each of the directors and executive officers named above.

         JOHN H. FOSTER. Mr. Foster has been Chairman of the Board since December 1984. From 1984 to May 1997, he was also our Chief Executive Officer. Mr. Foster is also a director of Corning Incorporated, an international corporation with business interests in specialty materials and communications. Mr. Foster is founder and Chairman of the Board of Foster Management Company, an investment advisor.

         DAVID R. BURT. Mr. Burt has been our Chief Executive Officer, President and Secretary since May 4, 2000, and a director since June 7, 2000. Mr. Burt is also President, Chief Executive Officer, Secretary, and a director of Ergo Science Corporation, a biopharmaceutical company. He joined Ergo Science corporation as Vice President, Corporate Development, in March 1993, was appointed Secretary in March 1997, and in March 1999 was appointed President, Chief Executive Officer and director.

         CHARLES E. FINELLI. Mr. Finelli has been a director since August 18, 2000. An attorney, Mr. Finelli has been in private practice for six years specializing in litigation. He is a graduate of the University of Arkansas School of Law.

         TIMOTHY E. FOSTER. Mr. Foster has been a director since December 1984. From May 1997 through January 2000, he served as Chief Executive Officer. From October 1994 until May 1997, he was President and Chief Operating Officer. He served as Senior Vice President, Finance and Administration and Chief Financial Officer of NAHC from November 1988 to October 1994, Treasurer from March 1992 to October 1994 and Secretary from September 1987 to May 1994. Since 1996, Mr. Foster has been a partner in certain investment partnerships managed by Foster Management Company.

         STEVEN E. O'NEIL. Mr. O'Neil has been a director since December 1984. Mr. O'Neill has been a Principal of The O'Neil Group, a private investment firm, since 1981. He is a director of Brown-Forman Corporation, Castile Convertible Fund, Inc., Spectra Fund, Inc., Alger Fund, Inc. and Alger American Fund.

                      MEETINGS AND COMMITTEES OF DIRECTORS

         The board of directors held 5 meetings during 2001. No director attended fewer than 75% of the total number of meetings of the board of directors.

         The board of directors has two standing committees, a compensation committee and an audit committee. The members of the compensation committee are Stephen E. O'Neil who serves as chairman, John Foster and Charles Finelli. The compensation committee determines the compensation of senior management, administers our stock option and other benefit plans and determines the persons who are to receive options and the number of shares subject to each option. The compensation committee met once during the fiscal year ended June 30, 2001. See "Compensation Committee Report on Executive Compensation" included in this proxy statement/prospectus for additional information.

         The members of the audit committee are Stephen E. O'Neil, who serves as chairman, Timothy Foster and Charles Finelli. The audit committee acts as a liaison between the board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews, with the independent accountants, the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors the Company's compliance programs and other corporate and financial policies. The Audit Committee met once during the fiscal year ended June 30, 2001. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" and the "Audit Committee Charter" included in this proxy statement/prospectus.

                             MANAGEMENT COMPENSATION

                            COMPENSATION OF DIRECTORS

         We provide each non-employee director with an annual retainer of $25,000. Each director receives a fee of $1,000 per meeting attended, plus out-of-pocket expenses. In addition, members of board committees receive a fee of $1,000, plus out-of-pocket expenses, for each non-telephonic committee meeting attended that is not scheduled in conjunction with a meeting of the full board, and a fee of $500, plus out-of-pocket expenses, for each non-telephonic committee meeting attended in conjunction with a meeting of the full board and for each telephonic meeting of any committee of the board. Executive officers do not receive additional compensation for serving on the board of directors.

         On January 10, 2000, we entered into a consulting agreement with Mr. Timothy Foster, pursuant to which we availed ourselves of Mr. Foster's services in connection with the implementation of the plan of restructure. The term of the consulting agreement continued through January 6, 2001. The agreement required Mr. Foster to provide up to fifteen hours of services per week. Mr. Foster was compensated as a consultant at the rate of $12,500 per month; in addition, for any month in which Mr. Foster provided in excess of sixty hours of services, Mr. Foster was compensated $200 per hour for each such hour during such month in excess of sixty hours. Because Mr. Foster agreed to forego compensation otherwise payable to non-executive directors, Mr. Foster's participation in board related matters is counted toward the number of hours of services provided under the consulting agreement. The agreement also entitled Mr. Foster to continuation of his rights and benefits under our benefit plans and programs for a two-year period, as well as the advance of certain expenses in connection with legal proceedings arising in connection with service as an officer or director and certain other benefits. Effective as of October 1, 2000, we agreed to amend the consulting agreement to remove the fixed, monthly retainer and to provide that the compensation paid to Mr. Foster under such agreement be based solely on the contracted hourly rate multiplied by the hours of services provided by Mr. Foster to the Company as contemplated by the agreement.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information for the fiscal years ended June 30, 2001, 2000 and 1999 concerning the compensation paid or awarded to our Chief Executive Officer and each of our other executive officers.

                           SUMMARY COMPENSATION TABLE


                                                  Annual Compensation                         LONG TERM
                                          -------------------------------------------       COMPENSATION             ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR         SALARY ($)       BONUS ($)         AWARDS OPTIONS         COMPENSATION(1)
--------------------------------------    ---------   --------------    -------------    -------------------    -------------------
 David R. Burt.....................         2001      $  250,000        $    272,403     $         --              $ 119,065 (a)
        Chief Executive Officer,            2000          44,231                  --
         President and Secretary

 Robert E. Healy, Jr. (2)..........         2001      $   50,131        $         --     $         --                    $
      Former Senior Vice President          2000         371,243           1,057,500               --                   1,601 (b)
       and Chief Financial Officer          1999         302,093             570,000          320,000                 139,916 (b)

 James T. Walmsley (3).............         2001      $  200,012        $    467,190     $         --                    $
       Vice President                       2000         189,007           1,305,604               --
                                            1999         182,249                  --               --

-------------------------

(1) (a) This amount represents a grossed-up amount to reflect a note payable to Mr. Burt.

    (b) These amounts represent contributions to our 401(k) plan and our supplemental deferred compensation plan and term life and long-term disability insurance payments.

(2) Robert E. Healy, Jr. became Senior Vice President, Finance and Administration and Chief Financial Officer in December 1995. Mr. Healy resigned effective July 26, 2000.


(3) James T. Walmsley became Vice President in January 1994. Mr. Walmsley was removed as an officer effective December 31, 2001.

         The following table sets forth the number and value of options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2001 and the number and value of options held by such executive officers at June 30, 2001.

                               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                                      AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                              SHARES                             UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                             ACQUIRED         VALUE                   JUNE 30, 2001                        JUNE 30, 2001 (1)
                               UPON                       -----------------------------------   ----------------------------------
          NAME                EXERCISE       REALIZED      EXERCISABLE        UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
-------------------------    -----------    -----------    -------------    -----------------    --------------   -----------------
David R. Burt                    -              -                   --                --               -                  -
Robert E. Healy, Jr.             -              -              175,168           132,000               -                  -
James T. Walmsley                -              -               23,278             9,600               -                  -

--------------------------------
(1) In-the-money options are those for which the fair market value of the underlying common stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying common stock.

                              EMPLOYMENT AGREEMENTS

         Effective as of May 5, 2000, we entered into an employment agreement with David R. Burt, to serve as our Chief Executive Officer. The term of the agreement continues through May 5, 2005, subject to certain extensions. Pursuant to the agreement, Mr. Burt receives an annual base salary of $250,000 and an annual performance bonus of not less than $20,000. The agreement requires Mr. Burt to devote at least 50% of his business time and attention to the performance of the duties and responsibilities of Chief Executive Officer, inasmuch as Mr. Burt also serves as president, chief executive officer and a director of Ergo Science Corporation. Mr. Burt's agreement provides for additional bonuses as follows: 10% of the amount we collect on certain of our delinquent receivables in excess of the amount booked for such receivables on our balance sheet, subject to a specified cap; and 10% of the difference between the amount at which certain of our liabilities are booked on our balance sheet and the actual amounts we pay. As consideration for his efforts in obtaining settlements on certain disputes in July 2000, we granted Mr. Burt a convertible promissory note in the principal amount of $60,000. The note bears interest at a rate of 10% per annum and is payable on the earlier of demand by Mr. Burt for payment or May 1, 2006. The note is convertible into our common stock and has a conversion price that ranges from $0.04, the current conversion price, to a potential $0.0025 based on specified increases in the market price of our comment stock or the total shareholder equity on the balance sheet, as specified in the note. As of the record date, the note, including interest accrued thereon, was convertible into approximately 1,700,000 shares of common stock at the current conversion price. In the event of liquidation or a transfer of substantially all of our assets, the conversion price is $0.0025. If Mr. Burt is terminated with good cause or quits for other than good reason, we may repurchase the note for an amount that increases in equal increments over a twenty-four month period until the repurchase price equals the principal amount of the note, at which time the right to repurchase terminates. Mr. Burt's employment agreement also provides him certain registration rights with respect to the shares of common stock into which the note is convertible. Following the merger, Mr. Burt will continue to serve as the President, Chief Executive Officer, Secretary and Treasurer of merger sub, but his employment agreement will be assumed by an indirect wholly-owned subsidiary of merger sub and guaranteed by merger sub.

         On May 30, 1999, we entered into an employment agreement with Robert E. Healy, Jr., to serve as Senior Vice President, Finance and Administration and Chief Financial Officer, superseding Mr. Healy's then existing employment agreement. Pursuant to the agreement, Mr. Healy received an annual base salary of $325,000. In addition, in accordance with the agreement, Mr. Healy received certain transaction and retention bonuses during the fiscal year ending June 30, 2000 as follows: (i) a transaction bonus equal to $317,500, which was paid on November 5, 1999 upon the sale of our interest in NovaCare Employee Services, Inc., (ii) a transaction bonus equal to $250,000, which was paid on December 3, 1999 upon the sale of our physical rehabilitation and occupational health business, (iii) a retention bonus equal to $245,000, which was paid on January 14, 2000, and (iv) a retention bonus equal to $245,000, which was paid on May 5, 2000. Also under the agreement, Mr. Healy was entitled to an additional retention bonus, at the rate of $245,000 for each six-month period beyond June 30, 2000 which Mr. Healy remained employed by us.

         By letter dated July 26, 2000, Mr. Healy resigned from his positions as President and Chief Financial Officer. Mr. Healy received no additional severance in connection with such resignation. Effective upon Mr. Healy's resignation, he entered into a consulting agreement, pursuant to which NAHC availed itself of Mr. Healy's services in connection with the implementation of the plan of restructure and other general maters. The consulting agreement continued through June 30, 2001. The agreement required Mr. Healy to provide up to sixteen hours of services per week. Mr. Healy was compensated as a consultant at the rate of $16,294 per month; in addition, for any month in which Mr. Healy provided in excess of sixty-four hours of services, Mr. Healy was compensated $235 per hour for each such hour during such month in excess of sixty-four hours. The agreement entitles Mr. Healy to continuation of his rights and benefits under our benefit plans and programs for a two-year period, as well as the advance of certain expenses in connection with legal proceedings arising in connection with service as an officer or director and certain other benefits. Effective as of October 1, 2000, we agreed to amend the consulting agreement to remove the fixed, monthly retainer and to provide that the compensation paid to Mr. Healy under such agreement shall be based solely on the contracted hourly rate multiplied by the hours of services provided by Mr. Healy as contemplated by the agreement.

         Effective January 1, 2000, we entered into an employee compensation agreement with James T. Walmsley, our former Vice President, which superseded his then existing agreement. The compensation agreement, terminated under its terms on December 31, 2001. The compensation agreement was designed to reward Mr. Walmsley for his efforts in the collection of monies owed to us and/or the reduction of certain of our liabilities. Under the Agreement, Mr. Walmsley was entitled to an annual base salary of $200,000. In addition, the compensation agreement provided for advancement of severance benefits of $120,154.69 on each of January 3, 2000 and June 30, 2000. Mr. Walmsley was also entitled to (i) a retention bonus of $75,000 for each calendar quarter that he remained employed by us and (ii) collection bonus awards based on a percentage of certain payments received in excess of the receivables, or reduction of certain of the payables, recorded on our balance sheet.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Stephen E. O'Neil served on the compensation committee of the board of directors for the entire 2001 fiscal year, and since January 5, 2000 served as chairman of the audit committee. Mr. John H. Foster served as Chief Executive Officer until May 1997 and served as executive Chairman of the Board through January 2000; he continues to serve as non-executive Chairman of the Board. Mr. Foster has served on the compensation committee since March 22, 2000. Other than Mr. Foster, no insider served on the committee and there were no interlocks.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation committee of the board of directors submits the following report with respect to our executive compensation program.

                     COMPENSATION PRINCIPLES AND PHILOSOPHY

         NAHC has disposed of all of its operating segments. Pursuant to the plan of restructuring adopted by the stockholders on September 21, 1999, if the board of directors is unable to find suitable acquisition candidates in which to invest any remaining assets prior to the designated liquidation date, currently December 31, 2002, NAHC will liquidate unless the board of directors, in its sole discretion, determines otherwise. As a result, NAHC's remaining activities consist of managing litigation against it, attempting to realize its remaining assets, general administrative matters and the preparation for potential liquidation or acquisition of a business.

         Because of this unique situation the committee does not believe comparisons with other public companies would provide a fair basis for determining the salaries of the executives. The committee does believe, however, that the base salaries provided to the executives are appropriate under the circumstances and will provide incentive to the executives to fulfill the general goals set by the board of directors. The executives also may receive incentive compensation based on achievement of specific goals established by the board of directors or the committee. No grants of stock options or similar stock-based awards were given to executives for fiscal year 2001.

                     COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Commensurate with Mr. Burt's duties as President, Chief Executive Officer and Secretary, Mr. Burt's annual base salary was adjusted to $250,000. Mr. Burt also received a cash bonus of $272,403 for fiscal year 2001. Mr. Burt has not been granted any options to purchase shares of common stock. In September 2000, Mr. Burt was issued a convertible promissory note in the principal amount of $60,000. The note bears interest at the rate of 10% per annum and is payable on the earlier of demand by Mr. Burt for payment or May 1, 2006. As of the record date, the note, including interest accrued thereon, was convertible into approximately 1,700,000 shares of common stock.

         Stephen E. O'Neil, Chairman
         John H. Foster
         Charles E. Finelli

                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative total stockholder return of our common stock to the S&P 500 Composite Stock Index and the S&P Healthcare Index for the period from June 30, 1996 through June 30, 2001. The graph assumes that $100 was invested in each of our common stock, the S&P 500 and the companies listed on the S&P Healthcare Index on June 30, 1996 and that any dividends were reinvested.

[GRAPH]

                                        NAHC, INC.                     S&P 500                  S&P HEALTHCARE
                                        ----------                     -------                  --------------
       6/96                                  $100                         $100                        $100
       6/97                                  $115                         $117                        $125
       6/98                                 $  84                         $128                        $136
       6/99                                 $  11                         $155                        $150
       6/00(1)                               $  0                         $164                        $168
       6/01                                  $  0                         $138                        $155

--------------------
(1) We completed the sale of all our operating agreements in November 1999, and therefore no longer conduct business in the healthcare industry.

                             AUDIT COMMITTEE REPORT

         The audit committee's purpose is to assist the board of directors in its oversight of internal controls, financial statements and the audit process. The board of directors, in its business judgment, has determined that all members of the committee are independent under New York Stock Exchange standards, although such standards no longer apply to us. The committee operates pursuant to a charter adopted by the board of directors. A copy of the current charter is attached to this Proxy Statement as Appendix A.

         Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         In performing its oversight role, the audit committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

         Based on the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the committee referred to below and in the charter, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission. The committee and the board have also recommended the selection of the independent auditors.

         The members of the audit committee are not professionally engaged in the practice of auditing or accounting for and are not experts in auditor independence standards. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that PricewaterhouseCoopers LLP is in fact independent.

         Stephen E. O'Neil, Chairman
         Timothy E. Foster
         Charles E. Finelli

                              INDEPENDENT AUDITORS

         The board has again selected PricewaterhouseCoopers LLP as independent auditors for fiscal 2002. Representatives of that firm are not expected to be present at the Annual Meeting.

         The aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during fiscal 2001 were:

         (a)  Audit Fees:

              $125,000.00 for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

         (b)  Financial Information Systems Design and Implementation Fees:

              $0 for professional services rendered in connection with the design and implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

         (c)  All Other Fees:

              $80,000 for other services not described in (a) or (b).

         The audit committee has considered whether the provision of the non-audit services described in (b) and (c) above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other of our equity securities. To our knowledge, for the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of more than 10% of our outstanding common stock were satisfied. A Form 4 for Mr. David R. Burt was not filed on a timely basis with respect to one transaction for the fiscal year ended June 30, 2000.

                              ELECTION OF DIRECTORS
                                 (NOTICE ITEM 1)

         The board of directors has nominated the following persons for election as our directors with their terms to expire at the annual meeting of stockholders for 2002 and when their successors are elected and qualified:

                                 John H. Foster
                                  David R. Burt
                               Charles E. Finelli
                                Timothy E. Foster
                                Stephen E. O'Neil

         All of these nominees are currently serving as our directors. Their biographical information and information with respect to their staggered terms following the merger is contained in "Directors and Executive Officers."

         The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the board of directors recommends.

         APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of holders of a plurality of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to elect the nominees to the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THEIR ELECTION UNLESS A STOCKHOLDER INDICATED OTHERWISE ON THE PROXY.

                                   THE MERGER
                                 (NOTICE ITEM 2)

                                     GENERAL

         Formed in 1985, we were formally a national leader in physical rehabilitation services and employee services. In order to satisfy our high indebtedness, we sold each of our operating segments in a series of divestitures commencing June 1, 1999 and ending on November 19, 1999. As a result of these transactions, we currently have no operating segments. Our remaining activities consist of managing litigation against us, attempting to realize our remaining assets, general administrative matters and the preparation for potential liquidation or acquisition of a business.

         Pursuant to a plan of restructuring adopted by our stockholders at a special meeting of stockholders held September 21, 1999, as amended by the board of directors on September 27, 2000, May 9, 2001 and December 14, 2001, the board of directors has the authority to commence our liquidation if suitable acquisition opportunities are not identified by a certain date, currently December 31, 2002. The plan of restructuring also affords the board the discretion to adjust the liquidation date to a date earlier or later than December 31, 2002, if it determines such action to be appropriate.

         The board of directors now believes that it is appropriate to take steps to protect our NOLs, potentially one of our most valuable assets. Under current tax rules, the potential value of our NOLs could be reduced to near zero if we experience an "ownership change" as defined in the Internal Revenue Code of 1986. You are being asked to approve the certificate of ownership and merger pursuant to which we will merge with and into merger sub. The purpose of the merger is to implement transfer restrictions on our shares of common stock. The transfer restrictions to be implemented by the merger are specifically permitted under Delaware law to preserve tax attributes, including NOLs. In our case, they do this by reducing the risk of an occurrence of an ownership change.

         Merger sub is a recently-formed Delaware corporation that was organized as our direct wholly-owned subsidiary for the purpose of becoming our successor in the merger. Merger sub has no operating history and only nominal assets, liabilities and capitalization. If the merger is approved by our stockholders and all the other conditions set forth in the certificate of ownership and merger are satisfied or waived, we will be merged with and into merger sub, with merger sub as the surviving corporation of the merger. The full text of the certificate of ownership and merger is attached as Appendix B to this proxy statement/prospectus, and the discussion below, which summarizes the material terms of the certificate of ownership and merger, is qualified by reference thereto.

         As a result of the merger, merger sub will be the surviving corporation, and all of the outstanding shares of our common stock will be converted into and exchanged for shares of common stock of merger sub on a one-for-one basis. After the merger, our common stockholders will own all of the outstanding shares of merger sub common stock, having received that stock in exchange for their shares of our common stock as part of the merger. Merger sub will succeed to our existing business and operations. The consolidated assets, liabilities and stockholders' equity of merger sub immediately following the merger will be the same as ours immediately prior to the consummation of the merger. Immediately prior to the merger, the merger sub board of directors will be comprised of the same five current members of our board of directors, and the executive officers of merger sub will be the same as our executive officers.

         Delaware law permits the imposition of restrictions on the transfer of securities of a corporation either by the certificate of incorporation or the bylaws or by an agreement among any number of security holders or among any number of security holders and the corporation. However, no transfer restriction is binding on a security holder with respect to securities issued prior to the adoption of the restriction unless such security holders are parties to an agreement or vote in favor of the restriction. In determining the most effective method for imposing the transfer restrictions, we, with the advice of our counsel, Vinson & Elkins L.L.P., reviewed the applicable provisions of Delaware law and other instances where public companies had imposed transfer restrictions on their shares in order to protect their tax benefits against an ownership change or for other purposes. We selected the issuance of shares of merger sub common stock to all stockholders in exchange for their shares of our common stock pursuant to the merger as the means of implementing the transfer restrictions with the least change in our business, financial condition, assets, management or contractual relations. The shares of merger sub common stock will, for purposes of Delaware law, be issued as of the effective time of such merger and, accordingly, should be subject to the transfer restrictions from their initial issuance. Delaware law also provides that the transfer restrictions will not be effective with respect to securities unless they are noted conspicuously on the certificates representing such securities or unless the holder or transferee of such securities has actual knowledge of such restrictions. Consequently, the stock certificates of merger sub will have legends reflecting the transfer restrictions if the merger is completed.

         The transfer restrictions are intended to bind all holders of shares of our common stock outstanding at the effective time of the merger and will apply both to shares of merger sub common stock issued in exchange for those shares of our common stock outstanding at the effective time and to shares of merger sub common stock issued thereafter. Transfers of shares of our common stock occurring prior to the effective time of the merger will not be restricted, and all holders of our common stock as of the effective time will receive shares of merger sub common stock in exchange for their shares of our common stock. However, all transfers following the effective time of the merger of merger sub shares will be subject to the transfer restrictions.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         Our board of directors has unanimously approved the certificate of ownership and merger and unanimously recommends that our stockholders approve the merger. In deciding to approve the certificate of ownership and merger, the board of directors considered a number of factors, including, but not limited to, the following factors, each of which our directors considered to weigh in favor of recommending the merger to you:

         o The fact that we cannot currently prevent an ownership change that could significantly limit the availability of the potentially valuable tax benefits associated with our tax net operating loss carryforwards.

         o The advice of our counsel regarding the relative enforceability of stock transfer restrictions under Delaware law when the restrictions are imposed by amending our certificate of incorporation or by establishing the restrictions through the merger.

         o The fact that there would be no material negative federal income tax consequences of the merger to us, merger sub or our stockholders.

         o The fact that there would be no adverse accounting effect of the merger.

         Each director has advised us that he plans to vote all of his shares of common stock in favor of the merger.

                          PRESERVATION OF TAX BENEFITS

         NOLs may be carried forward to offset federal taxable income in future years and eliminate income taxes otherwise payable on such taxable income, with certain adjustments and eliminations for purposes of calculating minimum tax liability. Our NOL carryforwards will provide a tax benefit to us in the future if we have taxable income. The availability of these tax benefits would be jeopardized if an ownership change were to occur in the future. There is a risk that an ownership change could result if, among other possibilities, persons acquire 5% or more of our common stock, or stockholders that already own 5% or more of our common stock buy or sell shares of our common stock.

         The extent of the actual value of our tax benefits is subject to inherent uncertainty because the value depends on the amount of otherwise taxable income against which we, or merger sub after the merger, will be able to utilize the NOL carryforwards in future years. In addition, the IRS could challenge the amount of the tax NOL carryforwards calculated by us. If such a challenge were successful, the potential future benefit of the NOL carryforwards could be substantially reduced. Based on information currently available to us, we had, as of July 1, 2001, NOL carryforwards of approximately $190 million which were generated primarily in 1999 and 2000 and may be carried forward up to 20 years. In addition we have a capital loss carryforward of approximately $31 million that could be utilized to offset capital gains and can be carried forward through 2005.

                           LIMITATIONS ON USE OF NOLS

         If we underwent an ownership change, the NOL carryforward limitations would impose an annual limit on the amount of the taxable income that may be offset by our NOLs generated prior to the ownership change. If an ownership change were to occur, we would not be able to use a significant portion of our NOLs to offset taxable income.

         The annual limit on the use of NOL carryforwards generally would be equal to the fair market value of our common stock immediately before the ownership change, subject to adjustments described below, multiplied by the "long-term tax-exempt rate" in effect on the ownership-change date. The "long-term tax-exempt rate" is published monthly by the IRS and for January 2002 was 4.82%. In calculating the limitation, the value of our common stock would generally be reduced by the amount of capital contributions made to us within two years of the ownership-change date and by the amount of nonbusiness assets held by us for investment as of the ownership-change date (less an allocable portion of any debt). The reduction for nonbusiness assets is only made if the nonbusiness assets exceed one-third of our gross assets as of the ownership-change date. Cash and marketable securities would be treated as nonbusiness assets for this purpose. As an example, if we had an ownership change during January 2002 and we had a market capitalization of $1 million, as adjusted, immediately before the ownership change, then we could use NOLs incurred prior to that date to offset future taxable income at a cumulative maximum rate of $48,200 per year, which is $1 million multiplied by 4.82%, resulting in a substantial reduction in the potential tax benefit that could be derived from the pre-change carryforwards. Moreover, if we were not to continue our business enterprise for at least two years after an ownership change, our annual limit would be zero.

         In general, an ownership change occurs when, as of any testing date, the aggregate of the increase in percentage points of the total amount of a corporation's stock owned by each of those "5-percent shareholders" within the meaning of the NOL carryforward limitations whose percentage ownership of the stock has increased as of such date over the lowest percentage of the stock owned by each such "5-percent shareholder" at any time during the three-year period preceding such date is more than 50 percentage points. In general, persons who own 5% or more of a corporation's stock are "5-percent shareholders," and all other persons who own less than 5% of a corporation's stock are treated, together, as a single public group "5-percent shareholder," regardless of whether they own an aggregate of 5% of a corporation's stock. For purposes of determining percentage ownership, stock generally includes all issued and outstanding stock, except certain preferred stock that:

         o  is not entitled to vote;

         o is limited and preferred as to dividends and does not participate in corporate growth to any significant extent;

         o has redemption and liquidation rights which do not exceed the issue price of such stock except for a reasonable redemption or liquidation premium; and

         o  is not convertible into another class of stock.

         Treasury Regulations also provide that certain stock that may be acquired pursuant to warrants, options, rights to purchase stock, rights to convert other instruments into stock, and options or other rights to acquire any such interest may under certain circumstances be deemed to have been acquired for purposes of determining the occurrence of an ownership change.

         Section 382 employs complicated attribution, aggregation and segregation rules to identify "5-percent shareholders." The attribution rules require, among other things, that stock ownership be attributed from entities to their beneficial owners until the stock ownership has been attributed to individuals. Any individual who directly or indirectly owns 5% of our stock is treated as a "5-percent shareholder". The aggregation rules cause certain shareholders to be aggregated into one or more public group "5-percent shareholders." The segregation rules cause the public group "5-percent shareholders" to be fragmented into multiple public group "5-percent shareholders" and have the effect of increasing the probability that an ownership change will occur. The segregation rules generally apply, with certain exceptions, to issuances and redemptions of stock by us, certain mergers or reorganizations involving us, dispositions of stock by certain "5-percent shareholders" and the deemed exercise of options and similar instruments to buy our common stock. For example, under these segregation rules, if we purchased our common stock from our stockholders who are not "5-percent shareholders," the ownership of the remaining stockholders would be deemed to increase and we would be closer to undergoing an ownership change.

         Calculating whether an ownership change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the NOL carryforward limitations as well as the limitations on a publicly-traded corporation's knowledge concerning the ownership of, and transactions in, its securities. As of the date of this proxy statement/prospectus, we are unaware of any facts indicating that an ownership change has occurred that would limit our current NOL carryforward. As indicated above, certain transfers of our common stock by or to "5-percent shareholders" could result in an ownership change. We do not currently have the ability to restrict transactions that could result in an ownership change. As of December 31, 2001, the only persons reporting a 5% or greater beneficial ownership interest in our stock on Schedules 13D filed with the Securities Exchange Commission were John H. Foster, the Chairman of our Board of Directors, and LDN Stuyvie Partnership. The LDN Stuyvie Partnership reported ownership of 17.4% of our outstanding common stock and Mr. Foster reported 7.2% ownership (taking into account options to acquire 2,200,000 shares of our common stock which Mr. Foster has not currently exercised). In addition, in September 2000, we granted David R. Burt a convertible promissory note in the principal amount of $60,000 which bears interest at a rate of 10% per annum and is payable on the earlier of demand by the holder for payment or May 1, 2006. The note is convertible into common stock and has a conversion price that ranges from $0.04, the current conversion price, to a potential $0.0025 based on specified increases in the market price of the common stock or the total shareholder equity on the balance sheet, as specified in the note. In the event of a liquidation, bankruptcy or a transfer of substantially all of our assets, the conversion price is $0.0025. In testing whether an ownership change has occurred, only increases in our stock ownership by 5% shareholders that occurred within three years of the testing date are taken into account. Taking into account the number of our shares that the holder of the note issued to Mr. Burt could convert the note into over time, and the time period during which the stock was purchased by the LDN Stuyvie Partnership, and assuming that (i) the number of outstanding shares of our common stock remains the same, (ii) the LDN Stuyvie Partnership, Mr. Foster and the holders of the note issued to Mr. Burt do not acquire more shares of our common stock and (iii) no other person or public group becomes a 5% shareholder of us, the conversion of Mr. Burt's note into our common stock and/or the exercise by Mr. Foster of his stock options should not cause an ownership change to occur with respect to us.

         Although the testing for an ownership change under Section 382 is applied at the individual ownership level applying attribution rules, because we do not have the ability to identify individual ownership as attributed from entities holding record title to our stock, we have assumed that ownership from entities such as the LDN Stuyvie Partnership can be attributed to one individual. Accordingly, transfer restrictions described below are applied with respect to record ownership.

                        SUMMARY OF TRANSFER RESTRICTIONS

         GENERAL. The following is a summary of the material transfer restrictions, which are set forth in Article Fifth of merger sub's certificate of incorporation, as amended. See Appendix C. The following summary is qualified by reference to Appendix C to this proxy statement/prospectus. The transfer restrictions apply to transfers of merger sub common stock and any other instrument that would be treated as "stock," as determined under applicable Treasury Regulations. The transfer restrictions will apply until the earliest of:

         o  January 1, 2022;

         o the repeal of the NOL carryfoward limitations if merger sub's board of directors determines the transfer restrictions are no longer necessary for the preservation of the tax benefits; or

         o the beginning of a taxable year of merger sub to which merger sub's board determines that no tax benefits may be carried forward.

         However, merger sub's board of directors will have the power to accelerate or extend the expiration date of the transfer restrictions if it determines in writing that such action is reasonably necessary or desirable to preserve the tax benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of the tax benefits, as the case may be. This power is vested in merger sub's board of directors to ensure that merger sub retains the power to make, in light of all relevant circumstances (including positions that might be taken by tax authorities and contested by merger sub), the complex determination whether or not the tax benefits have been fully utilized or are otherwise available.

         PROHIBITED TRANSFERS. The transfer restrictions will generally prohibit, from the effective time of the merger, any conveyance, from one person to another, by any means, of legal or beneficial ownership, directly or indirectly, including indirect transfers of merger sub stock accomplished by transferring interests in other entities that own merger sub stock, to the extent that the transfer, if effective, would:

         o give rise to a "prohibited ownership percentage," which is defined by reference to complex federal tax laws and regulations, but generally means any direct or indirect ownership that would cause any person, including a "public group," as defined in the NOL carryfoward limitations, to be considered a "5-percent shareholder" of merger sub. By way of example, if stockholder A owns 4% of merger sub's outstanding shares of common stock, and stockholder B attempted to sell 2% of merger sub's outstanding shares to stockholder A, the transfer restrictions would prohibit the sale of approximately 1.1% of the shares out of the 2% attempted to be sold;

         o increase the ownership percentage of any person, including a public group, that is already a "5-percent shareholder" of merger sub. Therefore, no stockholder will be permitted to sell any shares to John H. Foster, LDN Stuyvie Partnership or their affiliates; or

         o create a new "public group" of merger sub. For example, the transfer of stock by an existing "5-percent shareholder" to the public would be deemed to result in the creation of a separate, segregated "public group" that would be a new "5-percent shareholder."

         Following the merger LDN Stuyvie Partnership will, and assuming conversion or exercise of their respective derivative securities Mr. Foster will, and the holder of the note originally issued to Mr. Burt could under certain circumstances, own more than 5% of merger sub. Therefore, each of them will be restricted from transferring their shares or acquiring additional shares in accordance with the terms of the transfer restrictions in the certificate of incorporation, as amended.

         Merger sub will be entitled to require, as a condition to the registration of any transfer of stock, that the proposed transferee furnish to merger sub all information reasonably requested by it with respect to all of the direct and indirect beneficial or legal ownership interests in, or options to acquire stock of, the proposed transferee and its affiliates. Notwithstanding the foregoing, the certificate of incorporation, as amended, will specifically exempt from the definition of prohibited transfers the conversion into common stock of all or any portion of the outstanding principal amount of the 10% convertible subordinated promissory note, dated as of September 27, 2000, issued by us to David R. Burt and the exercise by John H. Foster of his outstanding stock options to acquire 2,200,000 shares of our common stock.

         EXEMPTIVE POWER OF MERGER SUB'S BOARD. Merger sub's board of directors has the power to approve any otherwise prohibited transfer, conditionally or unconditionally, if it determines, in its discretion, that a specific proposed transaction will not jeopardize merger sub's full utilization of the tax benefits. In addition, merger sub's board of directors has the power to waive any of the transfer restrictions in any instance where it determines that a waiver would be in the best interests of merger sub notwithstanding the effect of such waiver on the tax benefits.

         CONSEQUENCES OF PURPORTED PROHIBITED TRANSFER. Unless approved by merger sub's board of directors, any attempted transfer in excess of the shares of merger sub stock that could be transferred without restriction will be null and void and will not be effective to transfer ownership of such excess shares, and the purported acquiror thereof will not be entitled to any rights as a stockholder of merger sub with respect to such excess shares.

         In the case of an attempted transfer that creates a new "5-percent shareholder" or increases the ownership of an existing "5-percent shareholder," merger sub will have the right to demand that the new 5-percent shareholder or existing 5-percent shareholder, as the case may be, transfer any certificate or other evidence of purported ownership of the prohibited shares within the party's possession or control, along with any dividends or other distributions received thereon from merger sub, to an agent designated by merger sub who will be required to sell the prohibited shares in an arm's-length transaction, through the NASD's OTC Bulletin Board or any other securities market system or exchange, if possible, but in any event consistent with applicable law. The proceeds of such sale shall be distributed first to the purported acquirer in an amount equal the purchase price paid by the purported acquirer (or the fair market value as of the time of purported acquisition if purportedly acquired by gift or inheritance), with any amounts remaining, after reimbursement of the agent's expenses, being paid to a tax exempt charitable organization designated by merger sub. If the purported acquiror has sold the prohibited shares to an unrelated party in an arm's-length transaction, the purported acquiror will be deemed to have done so for the agent, who will have the right to allow the purported acquiror to retain a portion of the resale proceeds not exceeding the amount that the agent would have been required to remit to the purported acquiror out of the proceeds of a resale by the agent. Any purported transfer of the prohibited shares by the purported acquiror, other than a transfer which is described in the preceding sentences of this paragraph, and does not itself violate the transfer restrictions, will not be effective to transfer any ownership of the prohibited shares.

         In addition to its above-described powers, if merger sub's board of directors determines that a purported prohibited transfer or other action in violation of the transfer restrictions has occurred or is proposed, it may take such action as it deems advisable to prevent or refuse to give effect to such purported transfer or other action, including refusing to give effect to such purported transfer or other action on merger sub's books or instituting injunctive proceedings.

         If any person knowingly violates the transfer restrictions or knowingly causes any entity under such person's control to do so, such person and, if applicable, the controlled entity will be jointly and severally liable to merger sub in such amount as will, on an after-tax basis, put merger sub in the same financial position as it would have been had such violation not occurred.

         With respect to any change of ownership of merger sub common stock which does not involve a transfer of "securities" of merger sub within the meaning of Delaware law, but which would create a new 5-percent shareholder or increase the ownership of an existing 5-percent shareholder, the following procedure will apply. The person or public group whose ownership of merger sub securities is attributable to the new 5-percent shareholder or existing 5-percent shareholder, as the case may be, will be deemed to have disposed of, and will be required to dispose of, sufficient shares, simultaneously with the transfer, to cause them not to be in violation of the transfer restrictions, and such shares will be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such person or public group from the proceeds of sale by the agent being the fair market value of the prohibited shares at the time of the prohibited transfer.

         Notwithstanding the above-described enforcement provisions, nothing in the transfer restrictions will preclude the settlement of any transaction involving merger sub common stock entered into through the facilities of the NASD's OTC Bulletin Board or any other securities exchange or inter-dealer quotation system.

         OTHER POWERS OF MERGER SUB'S BOARD. Merger sub's board of directors will have the power to accelerate or extend the expiration date of the transfer restrictions, modify the definitions of any terms set forth in merger sub's certificate of incorporation with respect to the transfer restrictions or conform certain provisions to make them consistent with any future changes in federal tax law, in the event of a change in law or regulation or if it otherwise believes such action is in the best interests of merger sub, provided merger sub's board of directors determines in writing that such action is reasonably necessary or desirable to preserve the tax benefits or that continuation of the transfer restrictions is no longer reasonably necessary for the preservation of the tax benefits. In addition, merger sub's board of directors will have the power to adopt bylaws, regulations and procedures, not inconsistent with the transfer restrictions, for purposes of determining whether any transfer of merger sub common stock would jeopardize the ability of merger sub to preserve and use the tax benefits and for the orderly application, administration and implementation of the transfer restrictions. Merger sub's board of directors will also have the exclusive power and authority, which it will be empowered to delegate in whole or part to a committee of merger sub's board of directors, to administer, interpret and make calculations under the transfer restrictions, which actions shall be final and binding on all parties if made in good faith.

         ANTI-TAKEOVER EFFECT OF TRANSFER RESTRICTIONS. The transfer restrictions may:

         o have the effect of impeding the attempt of a person or entity to acquire a significant or controlling interest in merger sub;

         o render it more difficult to effect a merger or similar transaction even if such transaction is favored by a majority of the independent stockholders; and

         o  serve to entrench management.

         In addition to the transfer restrictions, merger sub will be subject to certain other provisions of merger sub's certificate of incorporation, as amended, to which we are not currently subject, that may have the effect of discouraging a takeover or similar transaction, including a classified board of directors and the authority, vested in merger sub's board, to issue up to 20 million shares of preferred stock and to fix the preferences and rights thereof.

         The purpose of the transfer restrictions is to help preserve the tax benefits rather than to have an anti-takeover effect, which is an incidental result. Our board of directors and merger sub's board of directors believe that the benefits of the transfer restrictions outweigh any anti-takeover effect that they may have.

                    CONDITIONS TO THE MERGER AND ABANDONMENT

         The certificate of ownership and merger provides that it will not become effective until after all of the following have occurred:

         o the consents, approvals or authorizations that we deem necessary or appropriate for the merger have been obtained; and

         o the certificate of ownership and merger has been approved by a vote of the holders of a majority of the issued and outstanding shares of our common stock.

         It currently is anticipated that none of these conditions will be waived by merger sub or us and that each of them will be satisfied. Further, the condition of stockholder approval cannot be waived under Delaware law. No material federal or state regulatory approvals are required in connection with the merger.

         If our stockholders approve the certificate of ownership and merger at the annual meeting, the merger is expected to become effective as soon as practicable after the other conditions to consummation of the merger have either been satisfied or waived. If the merger is not approved by our stockholders, we will continue to operate without the transfer restrictions unless our board of directors decides to amend our bylaws to implement such restrictions. Any transfer restrictions imposed by such a bylaw amendment would apply only to shares of our common stock issued following the amendment. All expenses which relate to the merger will be paid by us whether or not the merger is approved by our stockholders and the merger is completed.

         The certificate of ownership and merger provides that our board of directors may amend, modify or supplement the certificate of ownership and merger, or abandon the merger at any time prior to the effective time, even following stockholder approval. However, our board of directors may not amend the certificate of ownership and merger following its adoption by our stockholders to alter or change:

         o the amount or kind of shares of merger sub to be received in exchange for the shares of our common stock; or

         o any term of merger sub's certificate of incorporation, except for the transfer restrictions in Article Fifth thereof.

         In addition, the certificate of ownership and merger provides that our board of directors or any authorized officer may defer consummation of the merger for a reasonable period of time if they determine that the deferral would be in our best interests and that of our stockholders.

                 DESCRIPTION OF THE CAPITAL STOCK OF MERGER SUB

         The authorized capital stock of merger sub consists of 200 million shares of common stock and 20 million shares of preferred stock, $0.01 par value per share. The full text of merger sub's certificate of incorporation and bylaws are attached as Appendices C and D, respectively, to this proxy statement/ prospectus.

         MERGER SUB COMMON STOCK. The holders of outstanding shares of merger sub common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as merger sub's board of directors may, from time to time, determine, subject to any preferences which may be granted to the holders of preferred stock. Holders of merger sub common stock are entitled to one vote per share on all matters which the holders of merger sub common stock are entitled to vote. Merger sub common stock is not entitled to preemptive rights and is not subject to redemption or conversion. Upon liquidation, dissolution or winding-up of merger sub, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of merger sub common stock after payment of all debt and liabilities of merger sub and the liquidation preference of any outstanding class or series of merger sub preferred stock. All outstanding shares of merger sub are, and the shares to be issued upon exchange of our common stock will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of merger sub common stock are subject to any series of merger sub preferred stock that merger sub may issue in the future. All shares of merger sub common stock will be subject to the transfer restrictions which are described in "The Merger--Summary of Transfer Restrictions" beginning on page 24.

         MERGER SUB PREFERRED STOCK. Merger sub preferred stock may be issued from time to time in one or more series, and merger sub's board of directors, without action by the holders of the merger sub common stock, may fix or alter the voting rights, redemption provisions, sinking fund provisions, dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of merger sub preferred stock.

       CERTAIN PROVISIONS OF DELAWARE CORPORATE LAW AND CHARTER DOCUMENTS

         The certificate of incorporation of merger sub, as amended, contains a provision making it subject to the terms of Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law that, in general, prevents an "interested stockholder," defined generally as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a business combination with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the board of directors or of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision can be expected to have an anti-takeover effect, including attempts that might result in a premium over the market price of the shares of merger sub common stock held by stockholders. The board of directors of merger sub has approved the acquisition of merger sub common stock by:

         o  LDN Stuyvie Partnership pursuant to the merger.

         o Mr. Foster pursuant to the exercise of options currently held by him.

         o Holders of all or any portion of the note issued to Mr. Burt, pursuant to conversion of the note.

         As permitted by Delaware law, merger sub has included in its certificate of incorporation, as amended, a provision to eliminate the personal liability of its officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers and directors to the extent permitted by Delaware law. In addition, the certificate of incorporation, as amended, provides that merger sub is required to indemnify its officers and directors under certain circumstances, including the circumstances in which indemnification would otherwise be discretionary. The bylaws provide that merger sub is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

         Merger sub expects to enter into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require merger sub, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Delaware law and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified. Merger sub also will have directors' and officers' liability insurance. The foregoing provisions of merger sub's bylaws and indemnification agreements would be available for indemnification of, and advancing of expenses to, officers and directors of merger sub in connection with liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of merger sub pursuant to merger sub's bylaws and/or indemnification agreements, or otherwise, merger sub has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Currently, we are a defendant in one suit, Brady v. NAHC, et al., in which certain of our officers and directors are also named defendants. Merger sub is not aware of any other pending or threatened litigation or proceeding involving a director, officer, employee or agent of merger sub in which indemnification would be required or permitted. Merger sub believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

              COMPARISON OF CERTIFICATE OF INCORPORATION AND BYLAWS

         The following is a summary of the material differences between merger sub's certificate of incorporation, as amended, and merger sub's bylaws to be in effect immediately prior to the merger, on the one hand, and our certificate of incorporation and bylaws, on the other. The full text of merger sub's certificate of incorporation, as amended, and merger sub's bylaws to be in effect immediately prior to the merger are attached as Appendices C and D, respectively, to this proxy statement/prospectus, and any discussion of merger sub's certificate of incorporation and merger sub's bylaws contained herein, including the discussion below, is qualified by reference thereto.

         Merger sub's certificate of incorporation, as amended, will be substantially identical to our certificate of incorporation as in effect immediately before the effective time of the merger, with the exception of the inclusion of the following:

         o  A provision for the transfer restrictions discussed above.

         o A provision eliminating the personal liability of merger sub's directors and officers for monetary damages for breach or alleged breach of fiduciary duties.

         o A provision authorizing the board of directors to issue up to 20 million shares of preferred stock, with such voting rights, redemption provisions, sinking fund provisions, dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions as may be determined by the board of directors.

         o A provision for a classified board. Under Delaware law, directors on a classified board can only be removed by the stockholders for cause. Currently, our stockholders can remove directors with or without cause.

         o A provision requiring a super-majority vote of stockholders to remove directors.

         o A provision incorporating the language of Section 144 of the Delaware General Corporation Law into the certificate, to the effect that a contract or transaction between merger sub and an entity in which one or more of merger sub's directors, officers or stockholders is also a director, officer or stockholder or has a financial interest is not void because of that fact.

         o A provision making the corporation subject to Section 203 of the Delaware General Corporation Law.

         Merger sub's bylaws will be substantially identical to our bylaws as in effect immediately before the effective time of the merger, with the exception of the inclusion of the following:

         o A provision making the current provisions in our bylaws relating to our obligations and those of our transfer agent with respect to transfers of our stock subject to the transfer restrictions and to any bylaws or other written rules adopted pursuant to the transfer restrictions.

         o A provision specifically providing that the stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         o A provision governing procedural matters related to stockholders meetings.

         o A provision specifically outlining the rights of stockholders to inspect stockholder lists and corporate records.

         o A provision authorizing the board of directors to fill vacancies on the board.

         o A provision presuming the assent of board members to action taken at a meeting of the board unless a dissent is entered into the minutes or timely filed with the secretary of the meeting.

         o Provisions outlining the procedures for establishing of board committees and governing committee meetings.

         o  A provision governing the keeping of corporate records.

         o A provision fixing the fiscal year as commencing on July 1 and ending on June 30 of each year, unless otherwise determined by resolution of the board.

         o A provision entitling merger sub to treat the holder of record of merger sub common stock as the holder in fact.

         o A provision authorizing the president of merger sub to vote or transfer securities of other corporations or entities held by merger sub.

         o A provision that the attestation of merger sub's secretary shall not be necessary to make a duly executed contract, agreement, or other document valid.

                                APPRAISAL RIGHTS

         No holder of our common stock will have appraisal rights in connection with the merger, because the merger will be a merger of a parent corporation with and into its wholly owned subsidiary pursuant to Section 253 of the Delaware General Corporation Law.

                 BOARD OF DIRECTORS AND MANAGEMENT OF MERGER SUB

         BOARD OF DIRECTORS. Merger sub's board of directors will consist of the same five individuals who comprise our board of directors immediately before the effective time of the merger and will be divided into three classes. If any of our current directors cease to be a director prior to the effectiveness of the merger, including as a result of not being re-elected at the annual meeting, such director will be removed as a director of merger sub prior to the merger. Directors will be elected to serve three-year staggered terms as discussed under "Directors and Executive Officers." Merger sub's board of directors plans to establish, following the completion of the merger, audit and compensation committees which have the same members as the current comparable committees of our board of directors immediately prior to the effective time of the merger.

         MANAGEMENT. The same individuals who are our executive officers immediately before the effective time of the merger will be the executive officers of merger sub immediately following the effective time of the merger, holding corresponding offices.

                 PRO FORMA AND COMPARATIVE FINANCIAL INFORMATION

         Under generally accepted accounting principles, the merger will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of merger sub will be recorded at our historical cost as reflected on our pre-effective time consolidated financial statements. Accordingly, the consolidated financial statements of merger sub immediately following the effective time will be substantially the same as our consolidated financial statements immediately prior to the effective time. For this reason, pro forma and comparative financial information regarding merger sub and its consolidated subsidiaries giving effect to the merger have not been included herein. Similarly, no selected historical pro forma and other financial data have been included because the merger will have no effect on our historical consolidated financial statements.

                     CONVERSION OF SECURITIES IN THE MERGER

         Each share of common stock outstanding immediately prior to the merger will be converted, by reason of the merger, pursuant to the certificate of ownership and merger and without any action by the holder thereof, into the right to receive one share of merger sub common stock.

         Upon completion of the merger, our outstanding options exercisable for our common stock and the convertible note originally issued to Mr. Burt will be assumed by merger sub and will become exercisable for, or convertible into, merger sub common stock.

                           LISTING OF THE COMMON STOCK

         Our common stock is presently traded on the NASD's OTC Bulletin Board under the symbol "NAHC." Following the merger, our common stock will cease to trade and merger sub's common stock will trade on the NASD's OTC Bulletin Board under the symbol, "JLHY."

                            EXCHANGE OF CERTIFICATES

         At the effective time of the merger, holders of certificates representing the common stock will cease to have any rights with respect to such shares of the common stock and each such certificate will be deemed to evidence the right to receive the same number of shares of merger sub common stock. Our stock transfer books will be closed at the close of business on the business day immediately preceding the effective time, and the holders of record of the common stock as of the effective time will be the holders of record of merger sub common stock immediately after the effective time.

         As soon as practicable after the effective time, merger sub will furnish a letter of transmittal to its stockholders for use in exchanging their stock certificates, which will contain instructions with respect to the surrender of the common stock certificates and the distribution of merger sub common stock certificates. You should not send in certificates representing common stock until you receive the letter of transmittal. In the event you have lost a certificate representing our common stock or it has been destroyed, before issuing merger sub common stock in exchange for such lost or destroyed certificate merger sub will require you to complete an affidavit with respect to such certificate and post a bond in an amount merger sub may reasonably determine as necessary to indemnify it against claims with respect to such lost or destroyed certificate.

         If you fail to exchange your common stock certificates on or after the effective time by surrendering such certificates, together with a properly completed letter of transmittal, to an exchange agent designated by us and merger sub, you will not receive certificates representing your shares of merger sub common stock. Any dividends declared or distributions made on shares of merger sub common stock which such holders have a right to receive will be retained by merger sub until such holders surrender their common stock certificates in exchange for merger sub common stock certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest will accrue or be payable with respect to any dividends or distributions retained on unissued merger sub common stock certificates. In no event will the exchange agent, NAHC or merger sub be liable to any holder of the common stock for dividends or distributions on shares of merger sub common stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         After the effective time of the merger, there shall be no transfers on our stock transfer books of the shares of the common stock which were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of the common stock are presented for transfer, no transfer shall be effected on the stock transfer books of merger sub with respect to such shares and no certificate shall be issued representing the shares of merger sub common stock exchangeable for such shares of the common stock unless and until the common stock certificate representing such shares of our common stock is delivered to the exchange agent together with a properly completed letter of transmittal, or the documents required by merger sub and the exchange agent in their discretion. In addition, it will be a condition to the issuance of any certificate for any shares of merger sub common stock in a name other than the name in which the surrendered common stock certificate is registered, that the person requesting the issuance of such certificate either pay to the exchange agent any transfer or other taxes required by reason of the issuance of a certificate of merger sub common stock in a name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         We have received an opinion of Vinson & Elkins L.L.P.., our counsel, to the effect that the merger will constitute a "reorganization" for federal income tax purposes within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. The opinion relies on a customary certificate of one of our officers with respect to factual matters. The following discussion is a summary of that opinion as to the material federal income tax consequences of the merger to the holders of our common stock, us and merger sub. This discussion is based upon the Internal Revenue Code, regulations, rulings and decisions now in effect, all of which are subject to change, and such changes may or may not be retroactive. This discussion does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of stockholders that are subject to special treatment under the federal income tax laws such as banks, insurance companies, tax-exempt organizations, dealers in securities, stockholders who received our common stock as compensation or upon the exercise of options received as compensation, stockholders who hold our common stock as part of a hedge, straddle or conversion transaction, or foreign taxpayers, or any aspect of state, local or foreign tax laws. This discussion only applies to stockholders who hold our common stock and will hold merger sub common stock as a capital asset. An opinion of counsel is not binding upon the Internal Revenue Service or a court, therefore the IRS may take a contrary view with respect to any of the items discussed herein, and no ruling from the IRS has been or will be sought.

         We urge you to consult your tax advisor to determine the specific tax consequences of the merger to you.

         HOLDERS OF COMMON STOCK.  As a result of the merger, you will:

         o recognize no gain or loss upon the receipt of merger sub common stock in exchange for your shares of our common stock;

         o have an initial tax basis in merger sub common stock received that is the same as your adjusted tax basis in our common stock exchanged therefor; and

         o have a holding period for merger sub common stock received that includes your holding period for your shares of our common stock exchanged therefor.

         NAHC AND MERGER SUB. We and merger sub will not recognize any taxable gain or loss as a result of the merger, and neither the merger nor the adoption of the transfer restrictions, by themselves, will impair the ability of merger sub and other members of its affiliated group included in its consolidated federal income tax return to utilize our federal income tax net operating loss carryforwards and other material federal tax benefits.

                                  LEGAL MATTERS

         The validity of the securities being distributed hereby has been passed upon for merger sub by Vinson & Elkins, L.L.P., Dallas. Vinson & Elkins, L.L.P. has also rendered an opinion to merger sub and us as to certain federal income tax consequences of the merger.

         APPROVAL REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         As of the record date there were 63,364,280 shares of our common stock issued and outstanding. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required to approve the merger. As of the record date, directors and executive officers as a group beneficially owned 2,501,313 shares of common stock, exclusive of presently exercisable stock options and other derivative securities, which represents approximately 4% of the aggregate number of votes entitled to be cast at the annual meeting. Such persons have indicated that they intend to vote all such shares in favor of the merger. The proposal to approve the certificate of ownership and merger is considered to be a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if their clients have not furnished voting instructions. Broker "non-votes" will be the same as a vote against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CERTIFICATE OF OWNERSHIP AND MERGER, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON HIS PROXY.

                              STOCKHOLDER PROPOSALS

         We expect to hold our next annual meeting on or about December 2, 2002. Accordingly, any stockholders who desire to submit a proposal for action at our next annual meeting of stockholders, and wishes to have such proposal (a "Rule 14a-8 Proposal") included in our proxy materials, must submit the Rule 14a-8 Proposal to us at our principal executive offices no later than the close of business on August 5, 2002, unless we notify the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by us and are proper for stockholder action (and otherwise proper) will be included in our proxy materials.

         Any of our stockholders who desire to submit a proposal for action the next annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in our proxy materials, must submit such Non-Rule 14a-8 Proposal to us at our principal executive offices no later than the close of business on September 3, 2002, unless we notify the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by us on or before the close of business on September 3, 2002, then we intend to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and returned to us, on matters not specifically reflected in our proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

         Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article III of our bylaws. Under Article III, a stockholder must submit to us, not less than 60 days nor greater than 90 days prior to the first anniversary of the preceding year's annual meeting or, in the event that the date of the meeting is changed by more than 30 days from the anniversary of the preceding year's annual meeting, no later than the close of business on the tenth business day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, a written notice setting forth (a) a brief description of the business desired to be brought before the meeting and the business reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of common stock which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting. Only those proposals meeting the requirements of Article III of the bylaws will be presented at the meeting, even if the requirements for a 14a-8 Proposal have been met.

         Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, NAHC, Inc., 1018 W. Ninth Avenue, King of Prussia, PA 19406. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

         The board of directors will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held for 2002 if that nomination is submitted in writing, in accordance with our bylaws, to Corporate Secretary, NAHC, Inc., 1018 W. Ninth Avenue, King of Prussia, PA 19406.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                    By Order of the Board of Directors

                                    David R. Burt
                                    Chief Executive Officer, President,
                                        Secretary and Treasurer

King of Prussia, Pennsylvania
February __, 2002

                                   APPENDIX A

                                   NAHC, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I        PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

              Serve as an independent and objective party to oversee the Company's financial reporting process and internal control system.

              Review and appraise the independence of the Company's external auditors and ensure receipt from them of the written disclosures and letter required by Independence Standard Board Standard No. 1.

              Select, review and appraise the audit efforts of the Company's independent accountants and internal auditing department (reference to internal auditors or the internal audit department in this Charter shall include both internal audit activities and functions conducted by employees of the Company or by outside auditors appointed for such purposes); and, where appropriate, replace the independent accountants or internal audit department.

              Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent accountants are ultimately accountable to the Audit Committee and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II       COMPOSITION

         The Audit Committee shall be comprised of three or more directors as the Board determines, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Audit Committee shall also meet the independence and experience requirements of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting of the Board, or until their successors shall be duly elected and qualified. Unless the Board designates a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III      MEETINGS

         The Committee shall meet at least once annually, or more frequently as circumstances warrant. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4 below.

IV       RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

REVIEW

         1. Review and (if appropriate) update this Charter periodically, but at least annually, as circumstances warrant.

         2. Review the Company's quarterly and annual financial statements with financial management and the independent accountants prior to its filing or prior to the release of earnings, including any certification report, opinion, or review rendered by the independent accountants. The Chair of the Committee may represent the entire Committee for purposes of this review.

         3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

         4. Management, with the concurrence of the Audit Committee, shall appoint, terminate or replace a director of internal audit or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department. The director of internal audit or any outside auditors serving as internal auditors shall report directly to the Audit Committee, and the Audit Committee shall direct the scope of their duties and activities in accordance with this Charter.

         5. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

INDEPENDENT ACCOUNTANTS

         6. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to evaluate the effect of those relationships on the accountants' independence.

         7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         8. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

         9. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

        10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

PROCESS IMPROVEMENT

        12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

        13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit.

        14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

        15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as the Committee decides.)

ETHICAL AND LEGAL COMPLIANCE

        16. Establish, review and update periodically Standards of Business Conduct and evaluate whether management has established systems to enforce these standards.

        17. Review management's monitoring of the Company's compliance programs and evaluate whether management has the proper review systems in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

        18. Review activities, organizational structure, and qualifications of the internal audit function.

        19. Review with the Company's in-house or outside legal counsel any legal matter that could have a significant effect on the Company's financial statements.

        20. Prepare the report required by rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        21. Perform any other activities consistent with this Charter, the Company's certificate of incorporation and bylaws, the rules of the New York Stock Exchange applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

V        AUTHORITY AND LIMITATIONS

         The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Audit Committee shall have the authority to retain special legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company's primary legal counsel, accounting experts and other consultants. The Audit Committee may require any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel, and the Company's external auditors to meet with the Committee or any member of the Committee.

         While the Audit Committee has the responsibilities and powers set forth in this Charter and management and the independent accountant for the Company are ultimately accountable to the Board of Directors and the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. It is also not the duty of the Audit Committee to initiate and conduct investigations, to resolve disagreements between management and the independent auditor, or to insure compliance with laws, regulations, Standards of Business Conduct, or compliance with compliance policies.

                                   APPENDIX B

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                   NAHC, INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                            J. L. HALSEY CORPORATION
                             A DELAWARE CORPORATION

         NAHC, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

         FIRST: NAHC, Inc. was incorporated on December 18, 1984, pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State with and into a subsidiary corporation organized and existing under the laws of said State.

         SECOND: NAHC, Inc. owns one hundred percent (100%) of the outstanding shares of the common stock, $.01 par value per share, of J. L. Halsey Corporation, a corporation incorporated on January 14, 2002, pursuant to the DGCL, and having no class of stock issued and outstanding other than said common stock.

         THIRD: The Board of Directors of NAHC, Inc. pursuant to a unanimous written consent dated as of January 14, 2002, in lieu of a meeting, determined to merge NAHC, Inc. with and into J. L. Halsey Corporation, and did adopt the following resolutions:

         WHEREAS, NAHC, Inc. (the "Corporation") is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of common stock, $.01 par value per share ("J. L. Halsey Common Stock"), of J. L. Halsey Corporation, a Delaware corporation ("Merger Sub");

         WHEREAS, the Merger Sub Common Stock is the only issued and outstanding class of stock of Merger Sub;

         WHEREAS, this Corporation desires to merge itself with and into Merger Sub pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and

         WHEREAS, the Board of Directors of this Corporation deems it advisable and in the best interests of this Corporation to merge with and into Merger Sub, with Merger Sub as the surviving corporation.

         NOW, THEREFORE, BE IT RESOLVED, that effective upon the approval of the stockholders and the filing of an appropriate Certificate of Ownership and Merger (the "Certificate of Ownership") embodying these resolutions with the Secretary of State of Delaware, this Corporation shall merge itself with and into Merger Sub, with Merger Sub being the surviving corporation, which will assume all of the obligations of this Corporation;

         RESOLVED FURTHER, that this Corporation be merged with and into Merger Sub and that the merger be, and it hereby is, approved and authorized;

         RESOLVED FURTHER, that the terms and conditions of the merger are as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1. THE MERGER; EFFECT OF MERGER. At the Effective Time (as defined in
Section 1.2 below), the Corporation shall be merged with and into Merger Sub pursuant to Section 253 of the DGCL and the separate existence of this Corporation shall cease. Merger Sub, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of this Corporation in accordance with the DGCL; provided, however, that all employment agreements between this Corporation and its officers shall be assumed by NovaCare Management Company, Inc., a Delaware corporation and indirect wholly-owned subsidiary of this Corporation, and will be guaranteed by Merger Sub.

         1.2. EFFECTIVE TIME. The Effective Time shall be the time at which a duly executed copy of the Certificate of Ownership with respect to the merger is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL.

         1.3. MERGER SUB CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be and remain the certificate of incorporation of Merger Sub, as the surviving corporation, following the Effective Time until it shall be amended as provided by law.

         1.4. BYLAWS. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be and remain the bylaws of Merger Sub, as the surviving corporation, following the Effective Time until the same shall be altered, amended or repealed.

         1.5. MERGER SUB'S DIRECTORS AND OFFICERS. The directors and officers, respectively, of Merger Sub immediately prior to the Effective Time shall continue as the directors and officers, respectively, of Merger Sub following the Effective Time, until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of Merger Sub as the surviving corporation.

                                    ARTICLE 2
                              CONVERSION OF SHARES

         2.1. CORPORATION COMMON STOCK. At the Effective Time, automatically by virtue of the merger and without any further action by any of the parties hereto or any other person, each share of the Corporation's Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall be converted into the right to receive one (1) share of Merger Sub Common Stock upon compliance with the procedures specified in Article 3 below. No shares of this Corporation's Common Stock shall be issued or outstanding after the Effective Time.

         2.2. MERGER SUB COMMON STOCK. At the Effective Time, automatically by virtue of the merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock issued and outstanding and held by this Corporation immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding without any payment being made in respect thereto.

         2.3. STOCK OPTION PLANS. Without limiting the generality of Section 1.1 hereof, at the Effective Time, Merger Sub shall assume the following option and benefit plans of the Corporation: (a) the NovaCare, Inc. 1986 Stock Option Plan,
(b) the NovaCare, Inc. Executive Stock Option Plan, (c) the Rehab Systems Company 1991 Incentive Stock Option Plan, (d) the Rehabclinics, Inc. 1992 Stock Option Plan, (e) the NovaCare, Inc. 1998 Stock Option Plan and (f) the NCES/NovaCare, Inc. Executive Supplemental Benefits Plan (collectively, the "Plans"). Merger Sub shall be substituted as the "Company" under the terms and provisions of the Plans and assume all rights and obligations of this Corporation under the Plans as theretofore in effect and all stock options outstanding thereunder (the "Outstanding Options"). The Plans and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of Merger Sub Common Stock in the same manner as they theretofore applied to shares of the Corporation Common Stock. Prior to the Effective Time, this Corporation shall take such action with respect to the Plans as is appropriate to facilitate performance of the foregoing provisions of this Section 2.3.

         2.4. CONVERTIBLE PROMISSORY NOTE. Without limiting the generality of
Section 1.1 hereof, at the Effective Time, Merger Sub shall assume the rights and obligations of the Corporation under that certain convertible promissory note issued in September, 2000, to the president of the Corporation (the "Note"). Merger sub will be substituted as the "Company" under the Note. The Note shall, pursuant to its terms, thereafter be convertible into Merger Sub Common Stock in the same manner as it theretofore was convertible by the holder or holders thereof into shares of the Corporation Common Stock. Prior to the Effective Time, this Corporation shall take such action with respect to the Note as is appropriate to facilitate performance of the foregoing provisions of this
Section 2.4.

                                    ARTICLE 3
                         EXCHANGE OF STOCK CERTIFICATES

         3.1. APPOINTMENT OF EXCHANGE AGENT. At or prior to the Effective Time, Merger Sub shall appoint a bank or trust company selected by Merger Sub as exchange agent ("Exchange Agent") for the purpose of facilitating the exchange of certificates representing shares of this Corporation's Common Stock ("Old Certificates") for certificates representing shares of Merger Sub Common Stock ("Merger Sub Certificates").

         3.2. EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Old Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for Merger Sub Certificates. Upon proper surrender of an Old Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate shall be entitled to receive in exchange therefor a Merger Sub Certificate representing one (1) share of Merger Sub Common Stock for each share represented by the surrendered Old Certificate.

         3.3. RESTRICTION ON PAYMENT OF DIVIDENDS AND DISTRIBUTIONS. No dividends or other distributions declared after the Effective Time with respect to Merger Sub Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with Section 3.2. After the surrender of an Old Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Merger Sub Common Stock represented by such Old Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Merger Sub, this Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of the Corporation Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         3.4. ISSUANCE OF MERGER SUB CERTIFICATE IN A DIFFERENT NAME. If any Merger Sub Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Merger Sub Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         3.5. NO TRANSFERS OF THIS CORPORATION'S COMMON STOCK AFTER THE EFFECTIVE TIME. After the Effective Time, there shall be no transfers on the stock transfer books of this Corporation of the shares of the Corporation Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Merger Sub with respect to such shares and no Merger Sub Certificate shall be issued representing the shares Merger Sub Common Stock exchangeable for such shares of the Corporation Common Stock unless and until such Old Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Merger Sub and the Exchange Agent in their sole discretion).

         3.6. LOST OLD CERTIFICATES. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Merger Sub, the posting by such person of a bond in such amount as Merger Sub may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Old Certificate, a Merger Sub Certificate representing the shares of Merger Sub Common Stock deliverable in respect of such Old Certificate.

                                    ARTICLE 4
                              CONDITIONS TO MERGER

         4.1. CONDITIONS TO MERGER. The consummation of the merger is subject to the satisfaction, or (to the extent permitted by law) waiver by this Corporation, of the following conditions prior to the Effective Time:

              (a) CONSENTS. Any consents, approvals or authorizations that this
                  Corporation deems necessary or appropriate to be obtained in connection with the consummation of the merger shall have been obtained;

              (b) STOCKHOLDER APPROVAL. The Certificate of Ownership shall have been adopted by the holders of this Corporation's Common Stock in accordance with the DGCL; and

              (c) TAX OPINION. This Corporation shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to certain federal income tax effects of the merger.

                                    ARTICLE 5
                       AMENDMENT, DEFERRAL AND TERMINATION

         5.1. AMENDMENT. Subject to Section 251(d) of the DGCL as incorporated by reference in Section 253 of the DGCL, the Board of Directors, may amend, modify or supplement the terms and conditions of the merger prior to the filing of Certificate of Ownership with the Secretary of State of Delaware.

         5.2. DEFERRAL. Consummation of the merger may be deferred by the Board of Directors of this Corporation or any authorized officer of this Corporation for a reasonable period of time following the adoption of the Certificate of Ownership if said Board of Directors or authorized officer determines that such deferral would be advisable and in the best interests of this Corporation and its stockholders.

         5.3. TERMINATION. The merger may be abandoned at any time prior to the filing of the Certificate of Ownership with the Secretary of State of Delaware, whether before or after adoption of the Certificate of Ownership by the stockholders of this Corporation, by action of the Board of Directors of this Corporation, if said Board of Directors determines that the consummation of the merger would not, for any reason, be advisable and in the best interests of this Corporation and its stockholders.

         RESOLVED FURTHER, that this resolution to merge be submitted to the stockholders of this Corporation at a annual meeting to be called and held after 20 days' or more notice of the purpose thereof; and

         RESOLVED FURTHER, that the Chief Executive Officer of this Corporation be and hereby is authorized to make and execute the Certificate of Ownership setting forth a copy of these resolutions providing for the merger of this Corporation into Merger SUB and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

         FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this Corporation entitled to vote thereon at a meeting duly called and held after 20 days' notice of the purpose of the meeting mailed to each such stockholder at the stockholder's address as it appears on the records of the Corporation.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by David R. Burt, its authorized officer, this [ ] day of [ ], 2002.

                                 NAHC, INC.
                                 a Delaware corporation

                                 By:
                                    -------------------------------------------
                                    David R. Burt, its Chief Executive Officer,
                                    President and Secretary

                                   APPENDIX C

                          CERTIFICATE OF INCORPORATION

                                       OF

                            J. L. HALSEY CORPORATION

         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

         FIRST: The name of the corporation is J. L. Halsey Corporation (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle 19801. The name of the Corporation's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

         FOURTH: (A) The total number of shares of capital stock which the Corporation shall have authority to issue is 220,000,000 shares divided into (i) 200,000,000 shares of common stock, $.01 par value per share ("Common Stock") and (ii) 20,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

         (B) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

         (C) Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Article Fourth and to the limitations prescribed by the DGCL, to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                  (1) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

                  (2) the number of shares to constitute the class or series and the designations thereof;

                  (3) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (4) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (5) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (6) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                  (7) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (8) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (9) such other special rights and protective provisions with respect to any class or series the Board of Directors may provide.

         FIFTH: (A) TRANSFER AND OWNERSHIP RESTRICTIONS. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss", as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the Corporation or any member of the Corporation's "affiliated group" as that term is used in
Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (x) January 1, 2022, (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions in this Article Fifth are no longer necessary for the preservation of the Tax Benefits, or (z) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or later date in accordance with Section (E) of this Article Fifth. (The date on which the restrictions of this Article Fifth expire hereunder is sometimes referred to herein as the "Expiration Date").

                  (1) Definitions. For purposes of this Article Fifth:

                      (a) "Merger" shall mean the merger of NAHC, Inc., a Delaware corporation and the sole stockholder of the Corporation, with and into the Corporation with the Corporation as the surviving entity;

                      (b) "Option" shall have the meaning set forth in Treasury Regulation Section 1.382-4;

                      (c) a "Person" for purposes of this Article Fifth shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the Corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

                      (d) a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of Treasury Regulation
Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a

"5-percent shareholder" shall be determined (i) without giving effect to the following provisions: Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (ii) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation Section 1.382-2T(h)(2)(i)(A), (iii) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1), (iv) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation Section 1.382-2T(d)(1), and (v) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation Section 1.382-2(a)(4)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, an Option to acquire Stock shall be treated as exercised only to the extent such exercise would cause an increase in ownership of Stock by such Person or Public Group;

                      (e) a "Public Group" shall have the meaning contained in Treasury Regulation Section 1.382-2T(f)(13);

                      (f) "Stock" shall have the meaning set forth in Treasury Regulation Section 1.382-2(a)(3), and shall include all Options to acquire Stock;

                      (g) "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article Fifth to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

                      (h) "Transferee" means any Person to whom Stock is Transferred.

                  (2) Prohibited Transfers. From and after the effective time of the Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (a) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (b) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (c) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new Public Group; provided, however, that none of the following shall be considered a Prohibited Transfer for purposes of this Article Fifth: (i) the conversion into Stock of all or any portion of the outstanding amount, including any and all principal and accrued interest, of that certain 10% convertible subordinated note, dated as of September 27, 2000, issued by the Corporation to the president of the Corporation as payee thereunder, (ii) the exercise by John H. Foster of his option to acquire 1,640,000 shares of NAHC, Inc. common stock, which option shall have been assumed by the Corporation pursuant to the Merger, or (iii) the acquisition of Common Stock pursuant to the Merger by LDN Stuyvie Partnership.

                  (3) Board of Directors Consent to Certain Transfers. The Board of Directors may permit any Transfer of Stock that would otherwise be prohibited pursuant to subparagraph (A)(2) of this Article Fifth if information relating to a specific proposed transaction is presented to the Board of Directors and the Board of Directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, prevent or otherwise jeopardize the Corporation's then current or future ability to materially utilize its Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through such Transfer; provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such Stock shall include an appropriate legend.

                  (4) Waiver of Restrictions. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in subparagraph (A)(2) of this Article Fifth in any instance in which the Board of Directors determines that a waiver would be in the best interests of the Corporation, notwithstanding the effect of such waiver on the Tax Benefits.

         (B) PURPORTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTIONS. Unless the approval or waiver of the Board of Directors is obtained as provided in subparagraphs (A)(3) or (A)(4) of this Article Fifth, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under subparagraph (A)(2) of this Article Fifth shall be null and void and shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Subparagraphs (B)(1) and (B)(2) below shall apply only in the case of violations of the restrictions contained in parts (a) and
(b) of subparagraph (A)(2) of this Article Fifth.

                  (1) Transfer of Prohibited Shares and Prohibited Distributions to Agent. Upon demand by the Corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the OTC Bulletin Board or through any other means consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. The proceeds of such sale shall be referred to as "Sales Proceeds." If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (B)(2) below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this subparagraph (B)(1) and (b) does not itself violate the provisions of this Article Fifth shall be null and void and shall not be effective to transfer any ownership of the Prohibited Shares.

                  (2) Allocation of Sale Proceeds, Resale Proceeds and Prohibited Distributions. The Sale Proceeds or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity designated by the Corporation that is described in Section 501(c)(3) of the Code. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

                  (3) Prompt Enforcement Against Purported Acquiror. Within thirty (30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the Corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this subparagraph (B)(3) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the

Corporation to act within the time periods set out in this subparagraph (B)(3) shall not constitute a waiver of any right of the Corporation to compel any transfer required by, or take any action permitted by, this Article Fifth. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section (A) of this Article Fifth, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article Fifth, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

                  (4) Other Remedies. In the event that the Board of Directors determines that a Person proposes to take any action in violation of subparagraph (A)(2) of this Article Fifth, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of subparagraph (A)(2) of this Article Fifth, the Board of Directors, subject to subparagraph (B)(5) of this Article Fifth, may take such action as it deems advisable to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such purported Transfer or other action on the books of the Corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, subparagraph (A)(2) of this Article Fifth, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as would, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such violation, put the Corporation in the same financial position as it would have been in had such violation not occurred.

                  (5) No Restrictions on Settlement of Exchange Transactions. Nothing contained in this Article Fifth shall preclude the settlement of any transaction involving Stock entered into through the facilities of the OTC Bulletin Board, any stock exchange on which Stock is listed for trading or any inter-dealer quotation system. The application of the provisions and remedies described in this Section (B) of this Article Fifth shall be deemed not to so preclude any such settlement.

                  (6) Modification of Remedies For Certain Indirect Transfers. In the event of any Transfer of Stock or other event which does not involve a transfer of "securities" of the Corporation within the meaning of the DGCL ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (a) or (b) of subparagraph
(A)(2) of this Article Fifth, the application of subparagraphs (B)(1) and (B)(2) shall be modified as described in this subparagraph (B)(6). In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the Corporation's Securities is attributed to the Prohibited Party pursuant to
Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group) to cause the Prohibited Party, following such disposition, not to be in violation of part (a) or (b) of subparagraph (A)(2) of this Article Fifth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in subparagraphs (B)(1) and (B)(2) of this Article Fifth, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

         (C) OBLIGATION TO PROVIDE INFORMATION. The Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all direct or indirect beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with, the proposed Transferee.

         (D) LEGENDS. All certificates issued by the Corporation evidencing ownership of shares of Stock of this Corporation that are subject to the restrictions on transfer and ownership contained in this Article Fifth shall bear a conspicuous legend referencing the restrictions set forth in this Article Fifth.

         (E) FURTHER ACTIONS. Subject to subparagraph (B)(5) of this Article Fifth, nothing contained in this Article Fifth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes one or more of such actions is in the best interest of the Corporation, the Board of Directors may (1) accelerate or extend the Expiration Date, (2) modify the definitions of any terms set forth in this Article Fifth or
(3) conform any provisions of Section (A) of this Article Fifth to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, as the case may be, which determination may be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the stockholders of this Corporation within ten (10) days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article Fifth for purposes of determining whether any acquisition of Stock would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article Fifth. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of Directors shall have the exclusive power and authority to administer this Article Fifth and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Article Fifth, including, without limitation, the right and power to (1) interpret the provisions of this Article Fifth, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this Article Fifth. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, the Agent, the stockholders of the Corporation, holders of Options and all other parties; provided, however, the Board of Directors may delegate all or any portions of its duties and powers under this Article Fifth to a committee of the Board of Directors as it deems necessary or advisable.

         (F) BENEFITS OF THIS ARTICLE FIFTH. Nothing in this Article Fifth shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article Fifth. This Article Fifth shall be for the sole and exclusive benefit of the Corporation and the Agent.

         (G) SEVERABILITY. If any provision of this Article Fifth or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Fifth.

         SIXTH: The number, classification and terms of the Board of Directors of the Corporation and the procedures to elect directors and to remove directors shall be as follows:

         (A) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three or more than twelve. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be selected by written ballot unless the Bylaws of the Corporation otherwise provide.

         (B) The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the Board of Directors designates. The initial term of office of the directors of Class I shall expire at the annual meeting of the stockholders of the Corporation to be held following the end of the 2002 fiscal year, of Class II shall expire at the annual meeting of stockholders of the Corporation to be held following the end of the 2003 fiscal year, and of Class III shall expire at the annual meeting of stockholders of the Corporation to be held following the end of the 2004 fiscal year, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of the stockholders beginning with the annual meeting of the stockholders following the 2002 fiscal year, each director elected to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article Sixth, the majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

         (C) No director of any class of directors of the Corporation shall be removed from office before the expiration date of that director's term of office except for cause and by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole Board of Directors for this purpose. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Article Sixth, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         (D) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Sixth.

         SEVENTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eight by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eighth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

         NINTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically stated herein.

         TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any Creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss. 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         ELEVENTH: Except as otherwise required by the laws of the State of Delaware, subject to any provision of this Certificate of Incorporation to the contrary, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or Directors.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THIRTEENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his vote is counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. "Person" as used in this Article Thirteenth means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.

         FOURTEENTH: The Corporation shall be subject to Section 203 of the DGCL.

         FIFTEENTH: The name and address of the incorporator is David R. Burt, 1018 Ninth Avenue, King of Prussia, Pennsylvania, 19406.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 14th day of January, 2002.

                                      /s/ David R. Burt
                                      -----------------------------------------
                                      David R. Burt
                                      Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            J. L. HALSEY CORPORATION

                         (INCORPORATED JANUARY 14, 2002)

               (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)

         J. L. Halsey Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

         FIRST, that the board of directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         "RESOLVED, that the Board of Directors of the Corporation deems and declares it appropriate and advisable an amendment to the Certificate of Incorporation of the Corporation to amend paragraph (A)(2) of Article SIXTH to read as follows:

                  (2) Prohibited Transfers. From and after the effective time of the Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (a) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (b) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (c) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new Public Group; provided, however, that none of the following shall be considered a Prohibited Transfer for purposes of this Article Fifth: (i) the conversion into Stock of all or any portion of the outstanding amount, including any and all principal and accrued interest, of that certain 10% convertible subordinated note, dated as of September 27, 2000, issued by the Corporation to the president of the Corporation as payee thereunder, (ii) the exercise by John H. Foster of his options to acquire an aggregate of 2,200,000 shares of NAHC, Inc. common stock, which option shall have been assumed by the Corporation pursuant to the Merger, or (iii) the acquisition of Common Stock pursuant to the Merger by LDN Stuyvie Partnership.

         SECOND, in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

         THIRD, that the previously stated amendment to the Certificate of Incorporation of the Corporation was duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 1st day of February, 2002.

                                       J. L. HALSEY CORPORATION

                                       By: /s/ David R. Burt
                                           -----------------------------------
                                           David R. Burt
                                           Chief Executive Officer, President,
                                           Secretary and Treasurer

                                   APPENDIX D

                             J.L. HALSEY CORPORATION
                                     BYLAWS

                                    ARTICLE I
                                     OFFICES

         The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                      BOOKS

         The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE III
                                  STOCKHOLDERS

         Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, on such day and at such time as shall be determined by the Board of Directors.

         Written notice of the place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

         To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the business reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the Chairman of the Board, or by the President of the Corporation. Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof. Business transacted at any special meeting of the stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

         Except as otherwise expressly required by the laws of the State of Delaware, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

         Section 3. LIST OF STOCKHOLDERS. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 4. QUORUM. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. CONDUCT OF MEETING. The Chairman of the Board, or in his absence the President, or in his absence any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all of the Vice Presidents. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting

         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

         Section 6. VOTING. Except as otherwise provided in the Certificate of Incorporation, or these Bylaws, each stockholder of record of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. If the Certificate of Incorporation provides for more or less than one (1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these Bylaws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

         The vote of all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any stockholder.

         When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a different vote is required in which case such provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 7. CONSENT. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

         Section 8. JUDGES. At every meeting of the stockholders of the Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by, two (2) judges. Said judges shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, by the presiding officer of the meeting. If for any reason any of the judges previously appointed shall fail to attend or refuse or be unable to serve, judges in place of any so failing to attend, or refusing or unable to serve, shall be appointed in like manner.

         Section 9. CERTAIN RULES OF PROCEDURE RELATING TO STOCKHOLDER MEETINGS. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

                 (a) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

                 (b) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

         Section 10. REQUESTS FOR STOCKHOLDER LIST AND CORPORATION RECORDS. Stockholders shall have those rights afforded under the Delaware General Corporation Law to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the Delaware General Corporation Law. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation's principal executive offices are located. Alternative arrangements with respect to this
Section 10 may be permitted in the discretion of the President of the Corporation or by vote of the Board.

                                   ARTICLE IV
                                    DIRECTORS

         Section 1. MANAGEMENT. The business and property of the Corporation shall be managed under the direction of the Board. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

         Section 2. GENERAL. The number, classification, and terms of the directors on the Board of Directors and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

                  (a) Except as otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors.

                  (b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first annual meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

         Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

         Section 5. ANNUAL MEETINGS. The Board of Directors shall meet immediately following the annual meeting of stockholders, or at such other time and place as may be provided by resolution of the Board. Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

         Section 6. NOTICE. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same, addressed to him at his residence or usual place of business, at least forty-eight (48) hours, or shall be sent to him at such place by facsimile transmission, courier, telegraph, cable or wireless, or shall be delivered personally or by telephone, at least twelve (12) hours, before the time fixed for the meeting. At any meeting at which every Director shall be present or at which all Directors not present shall waive notice in writing, any and all business may be transacted even though no notice shall be given.

         Section 7. QUORUM. At all meetings of the Board of Directors, the presence of one-third or more of the Directors constituting the Board shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. PRESUMPTION OF ASSENT. A director of the Corporation who is present at the meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         Section 9. CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

         Section 10. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

         Section 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 12. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 13. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nomination of person for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to the stockholder giving the notice
(i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder with respect to the matters set forth in this Bylaw.

                                    ARTICLE V
                                   COMMITTEES

         Section 1. DESIGNATION; POWERS. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution and as permitted by applicable law.

         Section 2. NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

         Section 3. COMMITTEE CHANGES. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 4. ALTERNATE MEMBERS OF COMMITTEES. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee members is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 5. REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution by the committee and communicated to all members thereof.

         Section 6. SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting.

         Section 7. QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation of the Corporation, or these Bylaws.

         Section 8. MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         Section 9. COMPENSATION. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         Section 10. RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

                                   ARTICLE VI
                                    OFFICERS

         Section 1. NUMBER, ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may at the discretion of the Board of Directors include one or more Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person. The Chairman of the Board may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office.

         Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. He shall cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these Bylaws. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. In addition to the powers and duties expressly conferred upon him by these Bylaws, he shall, except as otherwise provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation if (i) the office of President of the Corporation is vacant or (ii) the Board of Directors determines that the President shall not be the chief executive officer of the Corporation.

         Section 3. PRESIDENT. The President shall be the chief executive officer (unless the Board of Directors of the Corporation determines that the President shall not be the chief executive officer) and chief operating officer of the Corporation. He shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. At the request of the Chairman of the Board, or in the case of his inability to act, or if the office of Chairman of the Board shall be vacant, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of the Chairman of the Board. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. In addition to the powers and duties expressly conferred upon him by the Bylaws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Chairman of the Board or by the Board of Directors.

         Section 4. VICE PRESIDENTS. The Vice Presidents shall perform such duties as the Chairman of the Board, the President or the Board of Directors shall require. Any Vice President shall, during the absence or incapacity of the President, assume and perform his duties.

         Section 5. SECRETARY. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares during business hours to the inspection of every stockholder and for transfer of stock. He shall notify the Directors and stockholders of their respective meetings as required by law or by these Bylaws, and shall perform such other duties as may be required by law or by these Bylaws, or which may be assigned to him from time to time by the Board of Directors.

         Section 6. ASSISTANT SECRETARIES. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

         Section 7. TREASURER. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the Chairman of the Board or the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

         Section 8. ASSISTANT TREASURERS. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

         Section 9. TREASURER'S BOND. The Treasurer and Assistant Treasurer shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as the Board of Directors may require.

         Section 10. TRANSFER OF DUTIES. The Board of Directors or the Chairman of the Board in its or his absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these Bylaws, except as otherwise provided by the laws of the State of Delaware.

         Section 11. VACANCIES. If the office of Chairman of the Board, President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

         Section 12. REMOVALS. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

         Section 13. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Section 14. RESIGNATIONS. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VII
                        RIGHT TO ADVANCEMENT OF EXPENSES

         Any right to indemnification conferred upon the Directors or officers pursuant to the Certificate of Incorporation of the Corporation, these Bylaws, the laws of the State of Delaware or otherwise shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the laws of the State of Delaware require, an advancement of expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Director or officer) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Director or officer is not entitled to be indemnified for such expenses conferred in this
Article VII shall be a contract right and such right shall continue to any person entitled to such right who has ceased to be a Director or officer and shall inure to the benefit of such person's heirs, executors and administrators.

                                  ARTICLE VIII
                           CONTRACTS, CHECKS AND NOTES

         Section 1. CONTRACTS. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the President or a Vice President.

         Section 2. CHECKS AND NOTES. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                   ARTICLE IX
                                      STOCK

         Section 1. CERTIFICATES OF STOCK. The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

         Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

         Section 2. TRANSFER OF STOCK. Subject to Article Fifth of the Certificate of Incorporation and to any Bylaws or other written rules adopted pursuant thereto, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. LOST CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

                                    ARTICLE X
                              FIXING OF RECORD DATE

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than stockholder consent to corporate action in writing without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action (other than stockholder consent to corporate action in writing without a meeting). A determination of stockholder of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporation action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 1. DIVIDENDS. Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conductive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the twelve month period commencing on July 1 and ending on June 30.

         Section 4. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

         Section 5. SEAL. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."

         Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

         Section 7. SECURITIES OF OTHER CORPORATIONS. With the prior approval of a majority of the Corporation's Board of Directors, the President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.

         Section 8. INVALID PROVISIONS. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

         Section 9. MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

         Section 10. AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal of the Bylaws or of adoption of new Bylaws be contained in the notice of such special meeting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation provides that we shall indemnify and hold harmless any of our directors, officers, employees or agents from and against any and all expenses and liabilities that may be imposed upon or incurred by any of them in connection with, or as a result of, any proceeding in which any of them may become involved, as a party or otherwise, by reason of the fact that any of them is or was such our director, officer, employee or agent, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

         We intend to assume the Indemnity Agreement by and between NAHC and David R. Burt, and enter into Indemnity Agreements with our other directors and officers contractually obligating us to provide indemnification rights substantially similar to those described above.

         We are empowered by Section 102(b)(7) of the Delaware General Corporation Law to include a provision in our Certificate of Incorporation that limits a director's or officer's liability to us or our stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Our certificate of incorporation states that directors and officers shall not be liable for monetary damages for breaches of their fiduciary duty to the fullest extent permitted by the Delaware Corporate Law.

         NAHC maintains (and after the merger, we plan to maintain) directors' and officers' insurance for certain expenses and losses for which indemnification is permitted by the Delaware General Corporation Law and NAHC's certificate of incorporation, including liabilities under the securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the Final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   2.1        Certificate of Ownership and Merger (included as Appendix B to the proxy statement/prospectus)........................................
   3.1        Certificate of Incorporation of the Registrant, as amended (included as Appendix C to the proxy statement/prospectus)...........................
   3.2        Bylaws of the Registrant (included as Appendix D to the proxy statement/prospectus)
   4.1        Specimen of J.L. Halsey Corporation Common Stock Certificate.
   5.1        Opinion of Vinson & Elkins LLP, counsel to the Registrant in connection with the
              Merger.......................................................
   8.1        Opinion of Vinson & Elkins LLP, tax counsel to the Registrant in connection with the
              Merger.......................................................
   10.1       Indemnification Agreement, dated May 4, 2000, by and between NAHC, Inc. and David R.
              Burt.........................................................
   10.2       Form of Indemnification Agreement to be entered into between J.L. Halsey Corporation and each of its directors other than David R. Burt
   23.1       Consent of Vinson & Elkins LLP (included in Exhibits 5.1 and 8.1)
   23.2       Consent of PricewaterhouseCoopers LLP........................
   24.1       Power of Attorney appointing David R. Burt to sign and file amendments hereto
              (included on Signature Page).................................
   99.1       Form of proxy to be distributed to the stockholders of NAHC, Inc.

ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes that:

         (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

         (2) Every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, J.L. HALSEY CORPORATION, A DELAWARE CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KING OF PRUSSIA, STATE OF PENNSYLVANIA, ON JANUARY 31, 2002.

                              J.L. HALSEY CORPORATION
                              a Delaware corporation

                              By: /s/ David R. Burt
                                  ---------------------------------------------
                                  David R. Burt
                                  Chief Executive Officer, President, Secretary
                                    and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints David R. Burt his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 of J.L. Halsey Corporation, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 31, 2002.

                         SIGNATURE                                                    TITLE
                  /s/ John H. Foster                         Director, Chairman of the Board
-----------------------------------------------------
                  John H. Foster

                  /s/ David R. Burt                          Director, Chief Executive Officer, President, Secretary
-----------------------------------------------------        and Treasurer (principal executive officer; principal
                      David R. Burt                          financing and accounting officer)

                  /s/ Charles E. Finelli                     Director
-----------------------------------------------------
                  Charles E. Finelli

                  /s/ Timothy E. Foster                      Director
-----------------------------------------------------
                  Timothy E. Foster

                  /s/ Steven E. O'Neil                       Director
-----------------------------------------------------
                  Steven E. O'Neil

                                INDEX TO EXHIBITS

                                                                                                 SEQUENTIALLY
       EXHIBIT                                                                                     NUMBERED
        NUMBER                                    DESCRIPTION                                        PAGE
        ------                                    -----------                                        ----
2.1                     Certificate of Ownership and Merger (included as Appendix B to the proxy statement/prospectus)..............................
3.1                     Certificate of Incorporation of the Registrant, as amended
                        (included as Appendix C to the proxy statement/prospectus)...
3.2                     Bylaws of the Registrant (included as Appendix D to the proxy statement/prospectus)........................................
4.1                     Specimen of J.L. Halsey Corporation Common Stock Certificate
5.1                     Opinion of Vinson & Elkins LLP, counsel to the Registrant in connection with the Merger...................................
8.1                     Opinion of Vinson & Elkins LLP, tax counsel to the Registrant in connection with the Merger................................
10.1                    Indemnification Agreement, dated May 4, 2000, by and between
                        David R. Burt and NAHC, Inc..................................
10.2                    Form of Indemnification Agreement to be entered into between
                        J.L. Halsey and each of its directors other than David R. Burt
23.1                    Consent of Vinson & Elkins LLP (included in Exhibits 5.1 and
                        8.1).........................................................
23.2                    Consent of PricewaterhouseCoopers LLP........................
24.1                    Power of Attorney appointing David R. Burt to sign and file amendments hereto (included on Signature Page)...............
99.1                    Form of proxy to be distributed to the stockholders of NAHC,
                        Inc..........................................................